UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐       Preliminary Proxy Statement                    ☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Pursuant to sec. 240.14a-12

Omega Protein Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Omega Protein Corporation (the “Company”) to be held on June 29, 2017 at 9:00 a.m., local time, at Hotel Granduca Houston, 1080 Uptown Park Boulevard, Houston, Texas 77056. A Notice of the Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2016 also accompanies this mailing.

The Annual Meeting will be held for the following purposes:

1.

To elect two Class I directors to the Board of Directors of the Company (the “Board of Directors”) from the nominees named in the accompanying proxy statement (the “Proxy Statement”) for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The accompanying Proxy Statement is designed to answer your questions and provide you with important information regarding the Board of Directors and senior management and the matters that will be voted on at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Even if you plan to attend the Annual Meeting, we hope that you will read the enclosed Notice of Annual Meeting, Proxy Statement and the voting instructions on the enclosed Proxy Card. We hope that you will promptly vote by completing, signing and dating the Proxy Card and mailing it in the enclosed, postage pre-paid envelope, or vote by telephone or the Internet by following the instructions on the Proxy Card. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, bank or other nominee that holds the shares to provide you with evidence of your share ownership. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

We appreciate your continued interest in the Company. We look forward to greeting in person at the Annual Meeting as many of our stockholders as possible. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Stockholders May Call Toll-Free: (800) 662-5200

Banks & Brokers May Call Collect: (203) 658-9400

Email: OMEinfo@morrowsodali.com

The attached Proxy Statement is dated April 28, 2017 and is first being mailed to stockholders on or about May 9, 2017, together with the Proxy Card and the Annual Report to Stockholders for the fiscal year ended December 31, 2016.

Sincerely,

GARY R. GOODWIN Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 29, 2017

TO THE STOCKHOLDERS OF OMEGA PROTEIN CORPORATION:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Omega Protein Corporation, a Nevada corporation (the “Company”) will be held at Hotel Granduca Houston, 1080 Uptown Park Boulevard, Houston, Texas 77056 on June 29, 2017 at 9:00 a.m., local time, for the following purposes:

1.

To elect two Class I directors to the Board of Directors of the Company (the “Board of Directors”) from the nominees named in the accompanying proxy statement (the “Proxy Statement”) for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors unanimously recommends that you use the enclosed Proxy Card to vote FOR each of the Company’s nominees for Class I director in proposal 1, FOR each of proposals 2 and 3 and ONE YEAR in proposal 4.

You are cordially invited to attend the Annual Meeting. The Board of Directors has fixed the close of business on May 2, 2017 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof.

YOUR VOTE IS IMPORTANT. If you are a stockholder of record, whether or not you personally plan to attend the Annual Meeting, please take a few minutes now to vote over the Internet or by telephone following the instructions on the Proxy Card, or by completing, signing and dating the enclosed Proxy Card and mailing it in the postage pre-paid envelope provided. If your shares are held in “street name,” that is, held for your account by a broker, bank or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Regardless of the number of Company shares you own, your vote is important.

Only your latest dated proxy card will be counted. If you hold your shares in street name, please follow the voting instructions provided by your bank, broker or other nominee to change your vote.

By order of the Board of Directors,

JOHN D. HELD Executive Vice President, General Counsel and Secretary

Houston, Texas

April 28, 2017

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 29, 2017

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2016, are available free of charge at [www.astproxyportal.com/ast/03646].

OMEGA PROTEIN CORPORATION

2105 CityWest Blvd.

Suite 500

Houston, Texas 77042

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

JUNE 29, 2017

General Information

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Omega Protein Corporation (“Omega” or the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at Hotel Granduca Houston, 1080 Uptown Park Boulevard, Houston, Texas 77056 on June 29, 2017 at 9:00 a.m., local time, and at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in this Proxy Statement. This Proxy Statement, the enclosed form of proxy (the “Proxy Card”) and the Annual Report to Stockholders for the fiscal year ended December 31, 2016 are first being mailed to stockholders on or about May 9, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 29, 2017.

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of Annual Meeting, a Proxy Card and the Annual Report to Stockholders for the fiscal year ended December 31, 2016, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders for the Company’s fiscal year ended December 31, 2016 are available at [www.astproxyportal.com/ast/03646]. In accordance with rules of the Securities and Exchange Commission (the “SEC”), the materials on this website are searchable, readable and printable and the website does not have “cookies” or other tracking devices which identify visitors.

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this Proxy Statement. Under our governing documents, no other business may be raised by stockholders at the Annual Meeting unless proper notice has been given to us by the stockholders seeking to bring such business before the meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

Voting Procedures

If you are a record holder, meaning your shares are registered in your own name, you may vote:

(1)

Over the Internet: Go to the website of our tabulator, American Stock Transfer & Trust Company, at www.voteproxy.com. Use the vote control number printed on your enclosed Proxy Card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2)

By Telephone: Call 1-800-PROXIES (1-800-766-9437) toll free from the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone, and follow the instructions on your enclosed Proxy Card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3)

By Mail: Complete, sign and date your enclosed Proxy Card and mail it in the enclosed postage pre-paid envelope. Your shares will be voted according to your instructions. If you sign and return your Proxy Card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

(4)

In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed Proxy Card in person or you may vote by completing a ballot, which we will provide to you at the meeting. You are encouraged to complete, sign and date the Proxy Card and mail it in the enclosed postage pre-paid envelope regardless of whether or not you plan to attend the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker, bank or other nominee, these proxy materials are being forwarded to you by that nominee. The nominee holding for your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you may vote:

(1)

Over the Internet: You will receive instructions from your broker, bank or other nominee stating if they permit Internet voting and, if they do, explaining how to do so. You should follow those instructions.

(2)

By Telephone: You will receive instructions from your broker, bank or other nominee stating if they permit telephone voting and, if they do, explaining how to do so. You should follow those instructions.

(3)	By Mail: You will receive instructions from your broker, bank or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(4)

In Person at the Annual Meeting: You must contact your broker, bank or other nominee who holds your shares to obtain a “legal” proxy card and bring it with you to the Annual Meeting. You will not be able to vote in person at the meeting unless you have a legal proxy from your broker, bank or other nominee issued in your name giving you the right to vote your shares.

If you receive multiple Proxy Statements or Proxy Cards, your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. Please vote each and every Proxy Card or voting instruction form you receive.

Proxy Card

The shares represented by any proxy card which is properly executed and received by the Company prior to or at the Annual Meeting (each, a “Conforming Proxy”) will be voted in accordance with the specifications made thereon. Conforming Proxies on a Proxy Card on which no specifications have been made by the stockholder will be voted in favor of the proposals described in the Proxy Statement. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. However, if any other matters are properly brought before the Annual Meeting, the persons named in the Proxy Card will vote the shares represented by each Conforming Proxy on a Proxy Card on those matters as instructed by the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their own best judgment. For information regarding the revocation of a Conforming Proxy, please see “Revocation of Proxies” on page [5] of this Proxy Statement.

Proof of Ownership Required for Attending the Annual Meeting in Person

You are entitled to attend the Annual Meeting only if you are a stockholder of the Company’s common stock, par value $0.01 per share (“Common Stock”), as of the close of business on May 2, 2017, the record date set by the Board of Directors (“Record Date”), or hold a valid proxy for the Annual Meeting. If you are a stockholder of record or a beneficial owner of Common Stock that is held of record by a broker, bank or other nominee, you will need to provide valid identification and proof of ownership to attend the Annual Meeting. This proof can be:

●	a brokerage statement or letter from a broker, bank or other nominee indicating ownership on the Record Date,

●	a proxy card, or

●	a valid, legal proxy provided by your broker, bank or other nominee.

Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures. No cameras, recording equipment, electronic devices, large bags or packages will be permitted at the Annual Meeting. You are encouraged to vote by proxy regardless of whether or not you plan to attend the Annual Meeting.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, is necessary to constitute a quorum. Shares of Common Stock represented by Conforming Proxies will be counted as present at the Annual Meeting for purposes of determining a quorum without regard as to whether the proxy is marked as casting a vote for or against a proposal, withholding a vote or abstaining. Shares of Common Stock represented by Conforming Proxies that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner’s discretion has been withheld (a “broker non-vote”) for voting on some or all other matters. For information regarding broker non-votes, please see “Revocation of Proxies” on page [5] of this Proxy Statement.

Required Vote

Each stockholder is entitled to one vote for each share of Common Stock for each item or proposal that properly comes before the Annual Meeting.

Proposal 1, the directors to be elected, will require a majority of votes cast unless the election were to be contested, in which case directors would be elected by a plurality of votes cast. This election is not contested. A majority of votes cast means that the number of shares voted FOR a director exceeds the number of shares voted AGAINST the director; abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the vote. If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, the director is required to tender his or her resignation to the Board of Directors for consideration following the certification of the election results. The Corporate Governance and Nominating Committee would promptly consider the resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation and whether other action should be taken. The Board would then consider each tendered resignation and act on each, taking into account its fiduciary duties to the Company and its stockholders. Within 90 days following certification of the election results, the Company would publicly disclose the decision of the Board whether to accept or reject each tendered resignation and, if applicable, the Board’s reasons for rejecting a tendered resignation. Pursuant to the provisions of our Bylaws and Nevada law, if a director’s tendered resignation is rejected, such director would continue to serve until a successor is elected, or until such director’s earlier removal or death. If a director’s tendered resignation is accepted, then the Board would have the sole discretion to fill any resulting vacancy or decrease in the number of directors, in each case pursuant to the provisions of and to the extent permitted by our Articles of Incorporation and Bylaws. Any director who tenders a resignation would be required to abstain from participating in the Corporate Governance and Nominating Committee’s deliberations and in the decision of the Board as to whether to accept or reject the tendered resignation. You may either vote FOR or AGAINST each of the Company’s director nominees or ABSTAIN from voting on Proposal 1.

PLEASE SUPPORT YOUR BOARD OF DIRECTORS’ NOMINEES BY VOTING FOR THE BOARD OF DIRECTORS’ NOMINEES ON THE PROXY CARD.

Proposal 4, the advisory vote on the frequency of holding an advisory vote on executive compensation, will require the approval of the plurality of the votes cast. With plurality voting, the alternative which receives the largest number of shares voted will be selected, irrespective of the number or percentages of votes cast. As a result, the alternative receiving the greatest number of votes—every year, every two years or every three years—will be considered by our Board of Directors to be the stockholder’s preference, as expressed on an advisory basis, of the frequency of the occurrence of such advisory votes on executive compensation. You may either vote for 1 YEAR, 2 YEARS or 3 YEARS or ABSTAIN from voting on Proposal 4. If you abstain from voting on Proposal 4, your shares will nevertheless be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will not be counted as a vote cast on Proposal 4.

All other matters to come before the Annual Meeting, including Proposals 2 and 3, will require the approval of a majority of the shares of Common Stock entitled to vote and cast at the Annual Meeting. You may vote FOR, AGAINST or ABSTAIN on the other proposals to be presented at the Annual Meeting. If you abstain from voting on these proposals, your shares will nevertheless be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will not be counted as vote cast on an item and, therefore, will not affect the outcome on the vote on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2) and the advisory proposal on executive compensation (Proposal 3).

If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, telephone or mail, or vote in person at the Annual Meeting. If you hold shares through an account with a bank, broker, or other nominee, your shares will not be voted, except with respect to certain routine matters, unless you provide voting instructions. Broker non-votes, if any, are counted as present for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether a proposal has been approved, except in the case of certain routine matters. Broker non-votes occur when brokers, banks and other nominees do not receive voting instructions from their customers, and the broker, bank or other nominee does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, under the rules of the New York Stock Exchange (“NYSE”), your broker, bank or other nominee may have authority to vote your shares on certain routine matters but not on non-routine matters. If the nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the nominee that holds your shares will inform us that it does not have the authority to vote on such matter with respect to your shares. Typically, “non-routine” matters include the election of directors, the advisory proposal on executive compensation, the advisory proposal on the frequency of holding advisory votes on executive compensation, and “routine” matters include ratification of the appointment of independent auditors. Broker non-votes will not be counted for purposes of the election of directors (Proposal 1) and will have no effect on the outcome of the vote for the advisory proposal on executive compensation (Proposal 3) or the vote for the advisory proposal on the frequency of holding advisory votes on executive compensation (Proposal 4). We expect to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days from the date of the Annual Meeting.

Solicitation of Proxies

We are required by law to convene an Annual Meeting of our stockholders at which directors are elected. Because our shares are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our stockholders. United States federal securities laws require us to send you this Proxy Statement and specify the information required to be contained in it. This solicitation of proxies is being made by the Board of Directors of the Company and all expenses of this solicitation will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the Board of Directors, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained Morrow Sodali LLC (“Morrow Sodali”) to solicit proxies. Under our agreement with Morrow Sodali, Morrow Sodali will receive a fee of up to $10,000 plus the reimbursement of reasonable expenses.

Revocation of Proxies

A stockholder of record who has executed and delivered a Conforming Proxy may revoke such Conforming Proxy at any time before the Annual Meeting by (i) timely completing and returning a new proxy card with a later date, (ii) voting on a later date by using the Internet or by telephone, (iii) delivering a written notice of revocation to the Corporate Secretary of the Company prior to the Annual Meeting or (iv) attending the Annual Meeting and voting in person. Only a stockholder’s latest proxy submitted prior to the Annual Meeting will be counted. A stockholder’s attendance at the Annual Meeting will not automatically revoke such stockholder’s proxy unless such stockholder votes at the Annual Meeting or specifically requests in writing that his or her prior proxy be revoked.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

Other Matters

The Board of Directors maintains a process for stockholders or other interested parties to communicate with the Board or any Board member. Stockholders or interested parties who desire to communicate with the Board should send any communication to the Company’s Corporate Secretary, Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is determined to be threatening or illegal, uses inappropriate expletive language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Stockholders May Call Toll-Free: (800) 662-5200

Banks & Brokers May Call Collect: (203) 658-9400

Email: OMEinfo@morrowsodali.com

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The outstanding voting securities of the Company consist entirely of shares of Common Stock. Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. At the close of business on April 28, 2017, the Company had outstanding 22,440,733 shares of Common Stock.

Security Ownership of Certain Beneficial Owners

To the Company’s knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Common Stock based on the number of shares outstanding on December 31, 2016 (22,465,872 shares):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Dimensional Fund Advisors, LP(1) Building One 6300 Bee Cave Road Austin, Texas 78746	1,889,648	8.4%

Franklin Advisory Services, LLC(2) 55 Challenger Road, Suite 501 Ridgefield Park, New Jersey 07660	1,540,300	6.9%

Blackrock, Inc.(3) 55 East 52nd Street New York, New York 10022	1,468,704	6.5%

LSV Asset Management(4) 155 N. Wacker Drive, Suite 4600 Chicago, Illinois 60606	1,282,798	5.7%

Man Group plc(5) Riverbank House 2 Swan Lane London EC4R 3AD United Kingdom	1,156,548	5.1%

(1)	Based on a Schedule 13G/A dated February 9, 2017 filed with the SEC by Dimensional Fund Advisors, LP showing sole voting power over 1,820,914 shares and sole dispositive power over 1,889,648 shares.

(2)

Based on a Schedule 13G dated January 25, 2017 filed with the SEC by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC showing Franklin Advisory Services, LLC with sole voting power over 1,410,900 shares and sole dispositive power over 1,540,300 shares. The address for Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. is One Franklin Parkway, San Mateo, CA 94403‑1906. The address for Franklin Advisory Services, LLC is 55 Challenger Road, Suite 501, Ridgefield Park, NJ 07660.

(3)	Based on a Schedule 13G/A dated January 25, 2017 filed with the SEC by Blackrock, Inc. showing sole voting power over 1,424,750 shares and sole dispositive power over 1,468,704 shares.

(4)	Based on a Schedule 13G dated February 6, 2017 filed with the SEC by LSV Asset Management showing sole voting power over 609,080 shares and sole dispositive power over 1,282,798 shares.

(5)

Based on a Schedule 13G/A dated February 9, 2017 filed with the SEC by Numeric Investors, LLC and Man Group plc showing shared voting power over 1,152,519 and 1,156,548 shares, respectively, and shared dispositive power over 1,152,519 and 1,156,548 shares, respectively. The address for Numeric Investors LLC is 470 Atlantic Avenue, 6th Floor, Boston, MA 02210. The address for Man Group Plc is Riverbank House, 2 Swan Lane, London EC4R 3AD. Numeric Investors LLC (the “Investment Manager”), which serves as the investment manager to certain funds and/or managed accounts (the “Numeric Funds”), may be deemed to be the beneficial owner of all of the Common Stock owned by the Numeric Funds. Man Group plc (the “Parent Company”), which indirectly, through various intermediate entities, controls the Investment Manager and AHL Partners LLP (the “Additional Investment Manager”), which serves as the investment manager to certain funds and/or managed accounts (the “Additional Funds”), may be deemed to be the beneficial owner of all the Common Stock owned by the Numeric Funds and the Additional Funds. The Parent Company disclaims any beneficial ownership of any such Common Stock.

Security Ownership of Directors and Executive Officers

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of March 31, 2017 by each of the Company’s directors and executive officers, including each of the Named Executive Officers set forth in the Summary Compensation Table in this Proxy Statement, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares of Common Stock shown.

Name of Beneficial Owner	Shares of the Company’s Common Stock(1)	Percentage of the Company’s Common Stock(2)

EXECUTIVE OFFICERS:
Bret D. Scholtes	445,179	1.9%
Dr. Mark E. Griffin	77,277	*
John D. Held	68,472	*
Joseph R. Vidal	130,741	*
Andrew C. Johannesen	59,920	*
Mark A. Livingston	6,547	*
Montgomery C. Deihl	23,103	*

DIRECTORS:
Dr. Gary L. Allee	36,101	*
David A. Owen	43,157	*
David H. Clarke	3,171	*
David W. Wehlmann	38,727	*
Gary R. Goodwin	34,329	*
Michael N. Christodolou	3,171	*
Stephen C. Bryan	10,364	*

All directors and executive officers as a group, including those persons named above (14 total)	980,259	4.3%

* Represents ownership of less than 1.0%.

(1)

Includes 300,000; 20,000; 24,200; 20,000 and 364,200 shares of Common Stock subject to stock options exercisable on March 31, 2017 or within 60 days thereafter held by, respectively, Messrs. Scholtes, Owen, Wehlmann, Goodwin, and all directors, director nominees and executive officers as a group. None of the directly owned shares of Common Stock or stock options are pledged as collateral. Some of the directly owned shares of Common Stock held by directors or executive officers are held pursuant to the Company’s Stock Retention Guidelines. See “Proposal 1 Election of Directors — Stock Ownership Requirements.”

(2)

For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any security which such person has the right to acquire within 60 days after March 31, 2017 is deemed to be outstanding for that person, but is not deemed to be outstanding in computing the percentage ownership of any other person.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation divide the Board of Directors into three classes designated as Class I, Class II and Class III. Each class of directors is elected to serve a three-year term. The Board presently consists of eight directors, two in Class I, three in Class II and three in Class III, whose terms expire at the 2017, 2018 and 2019 Annual Meetings, respectively, or as soon thereafter as their successors are duly elected and qualified.

The current Class I directors are Dr. Gary L. Allee and David A. Owen and their terms expire at the Annual Meeting, or as soon thereafter as their successors are duly elected and qualified. Dr. Allee’s term will expire at the Annual Meeting, and he will retire, and has not been re-nominated as a director.

The Board of Directors has unanimously nominated Dr. Celeste A. Clark and David A. Owen pursuant to the unanimous recommendation of the Corporate Governance and Nominating Committee to be elected by the holders of the Common Stock to serve a three-year term as a Class I director. Mr. Owen currently serves as a director of the Company. Dr. Clark was initially identified as a potential nominee by a third party search firm engaged by the Corporate Governance and Nominating Committee to assist with the identification and evaluation of potential Board nominees and, following interviews undertaken by the Corporate Governance and Nominating Committee and the Board, Dr. Clark was unanimously recommended by the Corporate Governance and Nominating Committee and the Board as a nominee for election to the Board. The Board has determined that each of Dr. Clark and Mr. Owen is independent under the rules of the NYSE and the definition of independent director as established by the Board.

We believe that Dr. Clark and Mr. Owen, along with the other members of our Board of Directors, are well-qualified to serve on the Board and will represent our stockholders’ best interests. You can read about the qualifications and background of the director nominees as well as the other directors in the table below as well as in their biographical summaries.

The basic responsibility of a Company director is to exercise his or her business judgment prudently and act in a manner that he or she believes in good faith to be in the best interests of the Company and its stockholders. The Corporate Governance and Nominating Committee and the Board consider individuals who have records for leadership and success in their areas of activity and who will make meaningful contributions to the Board. Nominees for director are selected on the basis of Board experience, character, integrity, ability to make independent analytical inquiries, business background, as well as an understanding of the Company’s business environment.

We believe that each of the director nominees and the other directors bring these qualifications in a positive manner to our Board of Directors. Moreover, the director nominees, along with the other directors, will provide our Board with a diverse complement of specific business skills, experience and perspectives. In addition to the general qualifications described above and the information included in each director nominee’s or director’s biographical summary, the following table describes some of the key qualifications, business skills and experience that each of our director nominees and other directors brings to our Board:

Director	Additional Qualifications
Bret D. Scholtes	Expertise in the Company's business and industry.

David H. Clarke	Expertise in aquaculture and fish meal production and distribution.

Gary R. Goodwin	Expertise in energy markets.

Michael N. Christodolou	Financial accounting expertise, Audit Committee financial expert and expertise in investments and capital allocation.

Dr. Celeste A. Clark	Expertise in nutrition and health policy.

Stephen C. Bryan	Expertise in the manufacturing and sales of vitamin and mineral supplements and food ingredients.

David A. Owen	Expertise in law and complex commercial litigation.

David W. Wehlmann	Financial accounting expertise, Audit Committee financial expert and expertise in the oil and gas industry.

In addition, our Board has developed a matrix outlining certain specific director qualifications, including those highlighted below, to help ensure that our directors bring to the Board a diversity of experience, qualifications and skills to oversee and address the current issues facing the Company.

Summary of Director Qualifications and Experience	Bret D. Scholtes	David H. Clarke	Gary R. Goodwin	Michael N. Christodolou	Dr. Celeste A. Clark	Stephen C. Bryan	David A. Owen	David W. Wehlmann
Academia/Education					●
Business	●	●	●	●	●	●	●	●
Corporate Governance	●	●	●	●	●	●	●	●
Financial/Accounting	●	●	●	●				●
Leadership	●	●	●	●	●	●	●	●
Legal							●
Nutrition Industry	●	●			●	●
Risk Management				●	●		●	●
Sales/Marketing			●			●

The Company’s Articles of Incorporation provide that no more than a minority of the number of directors necessary to constitute a quorum of the Board of Directors may be non-U.S. citizens. Each of the director nominees and each of the Company’s other directors is a citizen of the United States.

Conforming Proxies on a Proxy Card held on the Record Date that are returned will be voted, unless otherwise specified, in favor of the nominees for the Class I directors named below. Each of the nominees has consented to be named in this Proxy Statement and to serve if elected, but should any nominee be unable to serve or decline to serve for good cause (which event is not anticipated) the persons named in the Proxy Card intend to vote for such substitute nominee or nominees as the Corporate Governance and Nominating Committee may recommend and that the Board of Directors may nominate. If any such substitute nominee(s) are designated, we will file an amended proxy statement and Proxy Card that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominee(s) as required by the rules of the SEC.

Class I Nominees

CELESTE A. CLARK, age 63, has been a principal at Abraham Clark Consulting, LLC, a health and regulatory policy consulting firm, since 2012. Dr. Clark has served for almost 35 years at Kellogg Company, most recently as the company’s senior vice president of global public policy and external relations, chief sustainability officer and a member of the global executive leadership team. Dr. Clark also served as president of the Kellogg Citizenship Fund, the company’s philanthropic entity, and was a company liaison worldwide between professional organizations, academic institutions, government agencies, and industry associations on nutrition, health policy and advertising practices. Dr. Clark served as a director and member of the nominating and governance and compensation committees of Diamond Foods, Inc. until its 2016 acquisition by Snyder’s-Lance, Inc. She is a director of AdvancePierre Foods and chairs the nominating and governance committee and is a member of the audit committee, Mead Johnson Nutrition Company where she has served on the nominating and governance and risk and compliance committees and currently serves on the science and technology and audit committees, a member of the board of trustees and the audit and board development committees of the W.K. Kellogg Foundation, and she is a member of the board of directors and nominating and governance committee of AAA Michigan. Dr. Clark is an adjunct professor in Food Science and Human Nutrition at Michigan State University. She is the principal of Abraham Clark Consulting, LLC which specializes in leadership development, health policy and regulatory affairs. In addition to her global business experience, Dr. Clark has industry experience in various nutrition, consumer products, public policy, risk management, governance and philanthropic matters.

DAVID A. OWEN, age 58, has been a director of the Company since February 2010. Mr. Owen has been a partner in the law firm of Dickinson Wright PLLC since January 2015. Prior to that date, Mr. Owen was a partner in the law firm of Bingham Greenebaum Doll LLP and its predecessor entity, Greenebaum Doll & McDonald PLLC, for more than five years, where he served in firm management as Deputy Chairman, a member of the Compensation Committee and various other management positions. He represents businesses in a variety of complex commercial litigation matters. Mr. Owen’s litigation practice includes environmental, agribusiness, anti-trust, securities and environmental enforcement matters. Mr. Owen received his B.S. in Chemical Engineering from Clemson University and his JD from Northern Kentucky University, Salmon P. Chase College of Law.

Required Vote. Each nominee shall be elected by a majority of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, meaning that a nominee will be elected if the number of shares voted FOR a nominee exceeds the number of shares voted AGAINST the nominee. Unless marked to the contrary, Conforming Proxies on a Proxy Card will be voted FOR each of the nominees.

Board Recommendation. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE PROXY CARD TO VOTE FOR THE ELECTION OF EACH OF DR. CLARK AND MR. OWEN AS A CLASS I DIRECTOR.

Continuing Directors

Biographical and other information with respect to all members of the Board of Directors whose current terms will continue after the Annual Meeting is set forth below:

Class II Directors — Current Term Expires at the 2018 Annual Meeting

GARY R. GOODWIN, age 69, has been a director of the Company since November 2006 and Chairman of the Board since February 2013. Mr. Goodwin currently manages his personal investments. Mr. Goodwin served as a Principal and Vice President — Crude Oil Marketing of Texon, L.P., a privately held crude oil marketing company from 1996 until his retirement in March 2010.

DAVID W. WEHLMANN, age 58, has been a director of the Company since April 2012. Mr. Wehlmann is currently a business consultant and private investor. Mr. Wehlmann served as Executive Vice President, Investor Relations of Precision Drilling Corporation, a publicly traded oilfield services company, until March 2012. He assumed this position in December 2008 upon the acquisition of Grey Wolf, Inc. by Precision Drilling Corporation. Mr. Wehlmann previously served as Executive Vice President, Chief Financial Officer and Secretary of Grey Wolf, Inc., a publicly traded oilfield services company, from March 2003. He was Senior Vice President, Chief Financial Officer and Secretary of Grey Wolf, Inc. from February 1998 to March 2003. He joined Grey Wolf in July 1996 and served as Vice President and Controller. Mr. Wehlmann has served as a director of Xtreme Drilling and Coil Services Corp., a publicly traded Canadian-based land rig drilling contractor, since May 2013, and as a director of Paragon Offshore plc, a publicly traded provider of offshore drilling services, from August 2014 to November 2016. Mr. Wehlmann is a Certified Public Accountant.

STEPHEN C. BRYAN, age 70, has been a director of the Company since June 2014. Mr. Bryan currently manages his personal investments. Mr. Bryan served as the President and Chief Executive Officer of Delavau, LLC, a vitamin and mineral supplement and technology-based food ingredient manufacturer, from 2003 to March 2013 and was responsible for directing all aspects of Delavau’s business with a focus on sales, operations and product development. Prior thereto, Mr. Bryan was President of the Great Lakes Division of TCI/AT&T Broadband, a cable, telecommunications and internet service company, and President of Entenmann’s Bakery Company, a fresh baked goods manufacturing company. Mr. Bryan also has more than twenty years of general management and marketing experience with Kraft Foods, General Foods, and Frito-Lay. Mr. Bryan also served as a pilot for the U.S. Navy.

Class III Directors — Current Term Expires at the 2019 Annual Meeting

BRET D. SCHOLTES, age 47, has served as the Company’s President and Chief Executive Officer since January 2012 and as a director of the Company since February 2013. Prior to his selection as Chief Executive Officer, Mr. Scholtes served as the Company’s Senior Vice President-Corporate Development from April 2010 to December 2010 and as the Company’s Executive Vice President and Chief Financial Officer from January 2011 to December 2011. From 2006 to April 2010, Mr. Scholtes served as a Vice President at GE Energy Financial Services, a global energy investment firm. Prior to that, Mr. Scholtes held positions with two publicly traded energy companies. From 2001 to 2006, Mr. Scholtes was responsible for executing an acquisition-oriented growth plan for Reliant Energy, Inc. and identifying acquisition targets, assessing the financials and structuring and negotiating the transactions. Mr. Scholtes served in a similar role with GE Financial Services from 2006 to 2010, where he originated acquisitions, conducted due diligence, formed joint ventures and oversaw efforts to acquire a majority interest in publicly traded companies. Mr. Scholtes also has five years of public accounting experience. Mr. Scholtes holds an MBA degree in Finance from New York University and a degree in Accounting from the University of Missouri – Columbia.

DAVID H. CLARKE, age 75, served from 1989 through 1995, as Executive Chairman of International Proteins Corporation, subsequently Marine Harvest International, Inc., an American Stock Exchange listed company, then one of the largest aquaculture companies in the world engaged in fishing for menhaden, sardines and anchovies in the United States and Panama, and the production, distribution and trading of fishmeal and fish oil worldwide, as well as farming Atlantic salmon in Scotland and Chile and shrimp in Ecuador. Prior thereto, Mr. Clarke was President and Chief Executive Officer of his family’s menhaden fish meal business, Seacoast Products, Inc., which had operations in Cameron, Louisiana, Intracoastal City, Louisiana, Morgan City, Louisiana, Moss Point, Mississippi, Port Monmouth New Jersey and Beaufort North Carolina. Seacoast Products, Inc. was sold to Hanson plc in 1973 and was subsequently sold to Zapata Corporation, the predecessor of Omega Protein Corporation. Currently, Mr. Clarke is the Chief Executive Officer of GSB Holdings, Inc., a subsidiary of his family’s private business engaged in real estate development and investments. From 1995 to July 2016, Mr. Clarke was on the board and Audit Committee of Fiduciary Trust Company International, a money manager, which is a subsidiary of NYSE listed Franklin Resources, Inc. Since January 2016, Mr. Clarke has served as President and Chief Executive Officer of Monster Digital, Inc., a company engaged in the consumer electronics business. From June 2010 until October 2014, Mr. Clarke served as Chairman of Hong Kong based United Pacific Industries, Limited, a company listed on the Hong Kong Stock Exchange. Mr. Clarke served as the Chairman and Chief Executive Officer of NYSE listed Jacuzzi Brands, Inc., a multi-billion dollar international conglomerate, from June 1995 until October 2006. Prior thereto, Mr. Clarke was Vice Chairman of Hanson plc, a diversified multi- billion dollar conglomerate listed on the London Stock Exchange, with oversight responsibility for the acquisition, operation and disposition of numerous public and private companies. Mr. Clarke received a BA degree from Hobart College in 1965.

MICHAEL N. CHRISTODOLOU, age 55, is the manager of Inwood Capital Management LLC, which he founded in 2000. From 1988 to 1999 he was employed by Bass Brothers/Taylor & Company, an investment firm associated with the Bass family of Fort Worth, Texas.  Since 1999, Mr. Christodolou has been a director and member of the audit, compensation and corporate governance & nominating (“CG&N”) committees at Lindsay Corporation, an NYSE-listed manufacturer of agricultural irrigation equipment and infrastructure products.  He served as chairman of the board at Lindsay Corporation from 2003 to January 2015 and also chaired its CG&N committee and the executive committee during that period.  Previously he chaired its audit committee from 1999 until 2003.  From 1998 to 2001, he served as a director of XTRA Corporation, an NYSE-listed lessor of transportation equipment. He served as chairman of XTRA Corporation’s audit committee and a member of its compensation committee until XTRA was acquired by Berkshire Hathaway, Inc. in September 2001. In 2011, he joined the board of Quest Capital Group LLC, a private company which managed and leased transportation equipment.  He served as an independent director along with two operating partners and two private equity representatives until the company was acquired in June 2015.  Mr. Christodolou received a B.S. in Economics and an M.B.A. from the Wharton School of the University of Pennsylvania.

Board of Directors and Board Committees

The Company’s Board of Directors has eight directors and has established the Audit, Compensation and Corporate Governance and Nominating Committees as its standing committees. The Board of Directors does not have an executive committee or any committees performing a similar function.

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing stockholder value over the long-term. The Corporate Governance Guidelines also contain the Board’s definitions for determining director independence. The Corporate Governance Guidelines are posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of the Corporate Governance Guidelines to any stockholder upon request.

During 2016, the Board of Directors met 19 times and acted two times by unanimous written consent, the Audit Committee met four times, the Compensation Committee met five times, and the Corporate Governance and Nominating Committee met 23 times. Each director, during the period for which he was a director in 2016, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served.

Audit Committee. The Audit Committee consists of Mr. Wehlmann (Chairman), Mr. Goodwin and Mr. Christodolou. Mr. Christodolou was appointed to the Audit Committee on June 29, 2016. Mr. Wehlmann and Mr. Goodwin each served on the Audit Committee for all of 2016.

The Board of Directors has determined each Audit Committee member to be “independent” under the definition set forth in the NYSE listing standards, under the standards set for audit committee members by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the definition of independent director established by the Board. The Board of Directors has also determined that Mr. Wehlmann and Mr. Christodolou are audit committee financial experts as that term is used in applicable SEC regulations.

The Audit Committee reviews the adequacy of the Company’s internal control systems and financial reporting procedures, reviews the general scope of the annual audit and reviews and monitors the performance of non-audit services by the Company’s independent registered public accounting firm. The Audit Committee meets with the Company’s independent registered public accounting firm and with appropriate financial personnel of the Company regarding these matters. The Audit Committee also appoints the Company’s independent registered public accounting firm. The independent registered public accounting firm also meets alone with the Audit Committee and has unrestricted access to the Audit Committee. The Audit Committee operates under a written charter which is posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of this charter to any stockholder upon request.

Compensation Committee. The Compensation Committee consists of Mr. Bryan (Chairman), Dr. Allee, Mr. Clarke and Mr. Wehlmann. Mr. Clarke was appointed to the Compensation Committee on June 29, 2016. Mr. Bryan, Dr. Allee and Mr. Wehlmann each served on the Compensation Committee for all of 2016.

The Board of Directors has determined each Compensation Committee member to be independent under the definition set forth in the NYSE listing standards and under the definition of independent director established by the Board. The Compensation Committee determines the compensation (both salary and performance incentive compensation) to be paid to the Chief Executive Officer and certain other officers of the Company, and makes grants of long-term incentive awards. The Compensation Committee operates under a written charter which is posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of this charter to any stockholder upon request.

We believe our compensation program for employees and executives is not likely to have a material adverse effect on the Company because we believe our combination of base salary, bonus and long-term equity incentives is balanced and serves to motivate our employees to accomplish our Company objectives while avoiding unreasonable risk-taking.

For a description of the Company’s processes and procedures for considering and determining executive and director compensation and the role of any compensation consultants in executive and director compensation, see “Compensation Discussion and Analysis for the Year Ended December 31, 2016”.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Mr. Owen (Chairman), Mr. Bryan, Mr. Christodolou and Dr. Allee. Mr. Christodolou and Mr. Bryan were appointed to the Corporate Governance and Nominating Committee on October 1, 2016. Mr. Owen and Dr. Allee each served on the Corporate Governance and Nominating Committee for all of 2016.

The Board of Directors has determined each member of the Corporate Governance and Nominating Committee to be “independent” under the definition set forth in the NYSE listing standards and under the definition of independent director established by the Board. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis on corporate governance matters, periodically reviews and assesses the effectiveness of the Board’s Corporate Governance Guidelines and recommends proposed revisions to the Corporate Governance Guidelines to the Board. The Committee also identifies individuals qualified to become members of the Board, recommends to the Board director nominees for Board seats and committee seats, and monitors and evaluates the orientation and training needs of directors. The Corporate Governance and Nominating Committee operates under a written charter which is posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of this charter to any stockholder upon request.

Other than the provisions contained in the Bylaws set forth below, the Corporate Governance and Nominating Committee has not established formal procedures to be followed by stockholders submitting recommendations for candidates for the Board, nor has it established a formal process for identifying candidates for directors. The policy of the Corporate Governance and Nominating Committee on director candidates who are recommended by stockholders is that it will consider such candidates using the same criteria as for director candidates who are not recommended by stockholders. The Corporate Governance and Nominating Committee considers individuals who have distinguished records for leadership and success in their area of activity and who will make meaningful contributions to the Board, which criteria the Corporate Governance and Nominating Committee consider to be the minimum or threshold qualifications that must be met before a nominee is considered by that committee. The Corporate Governance and Nominating Committee recommends to the Board nominees for director on the basis of broad experience, character, integrity, ability to make independent analytical inquiries, as well as their understanding of the Company’s business environment. The Corporate Governance and Nominating Committee also has authority to retain search firms to assist in identifying and evaluating director candidates and from time to time has retained search firms on a fee basis to assist with identifying and evaluating candidates.

Although not part of any formal policy, our goal with regard to diversity is to have a balanced and diverse Board, with members whose skills, backgrounds and experiences are complementary and, together cover the broad spectrum of areas that impact our business. Our directors bring a broad range of leadership experience to the boardroom that is useful to our Company. We believe all Board members are well-engaged in their responsibilities, and all Board members express their views and are open to the opinions expressed by other directors.

The Board believes that it should generally have no fewer than five and no more than nine directors. This range permits diversity of experience without hindering effective discussions or diminishing individual accountability. The Board believes that stockholders will benefit from the continuity, experience and stability that comes with longevity of service on the Board. As such, the Board does not limit the terms of its directors or require retirement at a specific age.

Procedures for Nominating Directors. Our Bylaws provide that nominations for the election of directors may be made upon timely notice given by any stockholder of record entitled to vote for the election of directors. A timely notice must be made in writing, contain the information required by our Bylaws and be received by the Secretary of the Company, not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 210th calendar day, immediately before the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the upcoming annual meeting is advanced more than 30 calendar days before, or delayed more than 30 calendar days after, such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th calendar day before such annual meeting or the 10th calendar day following the day on which public announcement of a meeting date is first made by the Company.

Independent Directors. The Board of Directors has determined that all members of the Board, other than the Company’s President and Chief Executive Officer, Bret Scholtes, are “independent” under the definition set forth in the NYSE listing standards and under the definition of independent director established by the Board. In addition, the Board of Directors has determined that all members of the Company’s Audit Committee, in addition to meeting the above standards, also meet the criteria for independence for audit committee members under the Exchange Act. The Board’s policy on the number or percentage of independent directors on the Board is that a majority of directors on the Board shall be independent. In addition, pursuant to the NYSE listing standards, the Company is required to have, and currently has, a majority of independent directors on the Board.

The Board of Directors determines whether each director is independent based upon all relevant facts and circumstances appropriate for consideration in the judgment of the Board. In the context of this review, the Board has adopted a definition of independent director which includes the NYSE definition of independent director and is included in the Board’s Corporate Governance Guidelines, which are available on the Company’s website at www.omegaprotein.com. The Company’s definition of independent director is set forth in full below:

(a)

No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Company will disclose these determinations annually in its proxy statement.

(b)	In addition, a director is not independent if:

(i)

The director is, or has been within the last three years, an employee of the Company, or an immediate family member (as defined in the NYSE Listed Company Manual) who is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

(ii)

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

(iii)

(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked the Company’s audit within that time.

(iv)

The director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year of such other company. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered payments for purposes of this test, provided however the Company shall disclose in its annual proxy statement, or if the Company does not file an annual proxy statement, in the Company’s Annual Report on Form 10-K filed with the SEC, any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues. The Board is obligated to consider the materiality of any such relationship in accordance with clause (a) above.

(vi)

A director who is a control person or director, or the immediate family member of a control person or director, of an entity that is the beneficial owner of 25% of the outstanding shares of Common Stock of the Company is not independent until three years after the end of such control or director relationship.

In addition, in affirmatively determining the independence of any director who will serve on the Company’s Compensation Committee, the Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to:

(a)	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and

(b)	whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

In its determination of Board member independence, the Board determined that each of Dr. Allee, Mr. Goodwin, Mr. Christodolou, Mr. Bryan, Mr. Wehlmann, Mr. Owen and Mr. Clarke has no direct or indirect relationship with the Company of any type, other than, in the case of each of the current Board members, in his capacity as a Board member.

Stockholder and Interested Party Communications. The Board of Directors maintains a process for stockholders or other interested parties to communicate with the Board or any Board member. Stockholders or interested parties who desire to communicate with the Board should send any communication to the Company’s Corporate Secretary, Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is determined to be threatening or illegal, uses inappropriate expletive language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Annual Meetings. The Board does not have a policy requiring that all directors attend Company annual meetings of stockholders, but it encourages all directors to do so. The 2016 Annual Meeting of Stockholders was attended by all directors.

Board Leadership Structure. We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. In order to permit maximum flexibility, our Board does not have a policy on whether the roles of the Chief Executive Officer and Chairman of the Board should be separate and whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Company currently does separate the roles of Chief Executive Officer and Chairman of the Board, who is not a Company employee. The Company believes this leadership structure is appropriate because it recognizes the fundamental differences between the roles of Board and management and makes it easier for the Board to monitor the performance of the Chief Executive Officer and other management members. This structure also allows the Chairman of the Board to serve as a sounding board for the Chief Executive Officer.

Gary R. Goodwin has been a director of the Company since November 2006 and Chairman of the Board since February 2013. Through his years of Board service, Mr. Goodwin has extensive knowledge of the Company and our industry and is dedicated to working closely with other members of our Board. Mr. Goodwin’s knowledge facilitates the Board decision-making process because he chairs the Board meetings where the Board discusses strategic and business issues. Mr. Goodwin also acts as the Presiding Director at all meetings of the independent directors.

Our Board is currently comprised of seven independent directors and one employee director. We believe that the members of our Board and the three standing Board Committees provide appropriate oversight for our Company. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as risk and compliance matters. The Compensation Committee oversees the annual compensation and performance evaluation of our Chief Executive Officer and other Company officers. The Corporate Governance and Nominating Committee monitors matters such as the composition of the Board and its committees, board performance and “best practices” in corporate governance. We believe this framework strikes a sound balance with appropriate oversight.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Consideration of Risks. Our management is responsible for the Company’s day-to-day risk management activities. Our Board, which functions in an oversight role in risk management, focuses on understanding the nature of our risks, including our operations, strategic direction and overall risk management systems. Our Board receives periodic updates on our business operations, financial results, strategy and risks related to our business. These updates are accomplished primarily through discussions with appropriate management personnel and with the Board’s committees as discussed below.

In addition, each of our Board committees considers risk within its specific area of responsibility. For instance, our Audit Committee often asks management or our independent public accounting firm to address critical accounting issues at its meetings, and then considers the overall impact that these issues may have on our financial position and risk profile. In addition, the Audit Committee often discusses legal and compliance matters, and also assesses our disclosure controls and procedures and internal controls over financial reporting. Likewise, the Compensation Committee considers our executive compensation programs with a goal of providing incentives to appropriately reward executives for growth without undue risk taking and the Corporate Governance and Nominating Committee reviews our Board and Board Committees’ structure to ensure appropriate oversight of risk.

The Company has created a Management Risk Committee which consists of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel and Senior Director of Health, Safety & Environmental. The purpose of the Management Risk Committee is to:

●	Oversee that the Company’s executive team has identified and assessed relevant risks that the Company faces and has established a risk management infrastructure capable of addressing those risks;

●	Oversee Company risks, such as strategic, financial, credit, market, liquidity, security, property, information technology, legal, regulatory, reputational, and other risks;

●

Oversee the division of risk-related responsibilities to each Company function clearly and perform a gap analysis to identify and remedy potential gaps in the oversight of relevant risks to the Company;

●	Approve and oversee the Company’s enterprise wide risk management framework; and

●	Oversee periodic reviews of the Company’s risk profile and mitigations.

The Company’s Chief Executive Officer is the Chairman of the Management Risk Committee and is the liaison to the Board of Directors regarding risk assessment and risk management. The Committee meets on a periodic basis as appropriate.

In addition, the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel also supervise the Company’s overall risk management program. The Chief Executive Officer reports directly to the Board. The Chief Financial Officer and the General Counsel each report to the Chief Executive Officer and generally attend every Board meeting. The Board receives information on risk oversight issues from these three officers freely and without any restrictions, usually in the form of Board or Committee presentations or a question and answer format. Board members may also communicate directly with any of these officers at any time. Accordingly, the Board does not believe it necessary for the Chief Financial Officer or General Counsel positions to report directly to the Board.

Presiding Director for Board Executive Sessions. The Company schedules regular executive sessions in which directors meet without management present. Gary Goodwin, the Company’s Chairman of the Board, acts as the Presiding Director at all Board executive sessions. Stockholders may communicate with the Presiding Director in the same manner described above under “—Stockholder and Interested Party Communications.”

Codes of Ethics. The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all Company employees, officers and directors, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (who is also the Company’s Controller). The Company’s Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and the requirements of a code of business conduct and ethics under NYSE listing standards. The Company has also adopted a Code of Ethics for Financial Professionals which applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller and all Company professionals who serve in a finance, accounting, treasury, tax or investor relations role. The Codes are posted on the Company’s website at www.omegaprotein.com. The Company intends to post amendments to or waivers from the Codes to the extent applicable to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions on the Company’s website. No waivers were sought or granted under these Codes in 2016. The Company will also provide a copy of these Codes to any stockholder upon request.

None of these codes, nor the Company's website, is incorporated by reference herein or constitutes part of this Proxy Statement.

Stock Ownership Requirements. The Board has adopted stock ownership requirements for senior management and independent directors because it believes these executives will more effectively pursue the long-term interests of stockholders if they are stockholders themselves. The following table provides the Company’s current share ownership requirements, by position:

Leadership Position	Value of Shares
Independent Board Member	3x annual retainer
Chief Executive Officer	3x base salary
Executive Vice Presidents, Senior Vice Presidents and Presidents of Divisions	2x base salary
Vice Presidents and other key employees (as designated from time to time by the Chief Executive Officer)	1x base salary

The Corporate Governance and Nominating Committee will review annually the stock ownership requirements and where executives stand against their respective requirements. Once an executive becomes subject to the stock ownership requirements, he or she has five years to satisfy the requirements. A three-year period to comply restarts when an executive is promoted to a higher ownership requirement or receives an increase in base salary or Board retainer fees, as applicable.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company as of March 31, 2017.

Name	Age	Position
Bret D. Scholtes	47	President, Chief Executive Officer and Director
Andrew C. Johannesen	49	Executive Vice President and Chief Financial Officer
John D. Held	54	Executive Vice President, General Counsel and Secretary
Dr. Mark E. Griffin	48	President — Animal Nutrition
Mark A. Livingston	53	Vice President, Chief Accounting Officer and Controller
Montgomery C. Deihl	53	Vice President — Operations
Joseph R. Vidal	55	President — Human Nutrition

BRET D. SCHOLTES has served as the Company’s President and Chief Executive Officer since January 2012 and as a director since February 2013. Prior thereto, Mr. Scholtes served as the Company’s Senior Vice President — Corporate Development from April 2010 to December 2010 and as the Company’s Executive Vice President and Chief Financial Officer from January 2011 to December 2011. From 2006 to April 2010, Mr. Scholtes served as a Vice President at GE Energy Financial Services, a global energy investment firm. Prior to that, Mr. Scholtes held positions with two publicly traded energy companies. Mr. Scholtes also has five years of public accounting experience.

ANDREW C. JOHANNESEN has served as Executive Vice President and Chief Financial Officer of the Company since January 2012 and as Senior Vice President Finance and Treasurer from July 2011 to December 2011. From 2010 to July 2011, Mr. Johannesen served as Vice President and Treasurer of Westlake Chemical Corporation, a chemicals and plastic products manufacturer. From 2007 to December 2010, Mr. Johannesen served as Vice President and Treasurer of RRI Energy, Inc. (formerly Reliant Energy, Inc.), an electricity and energy service provider, and from 2005 to 2007 served as Vice President and Assistant Treasurer of RRI. Prior to that, Mr. Johannesen held various corporate development and finance positions at Reliant Energy and worked for Exxon Mobil Corporation and a major public accounting firm. Mr. Johannesen is a Certified Public Accountant.

JOHN D. HELD has served as the Company’s Executive Vice President, General Counsel and Secretary since June 2006 and has served as General Counsel since 2002 and various other positions with the Company since 2000. From 1996 to 1999, Mr. Held was Senior Vice President, General Counsel and Secretary of American Residential Services, Inc., a then public company engaged in the consolidation of the air-conditioning, plumbing and electrical service industries. Prior to that, Mr. Held practiced law with Baker Botts LLP in Houston, Texas.

DR. MARK E. GRIFFIN has served as President — Animal Nutrition since June 2013, as Vice President — Research and Development from July 2009 to December 2010 and as Senior Vice President — R&D and Sales and Marketing since January 2011. During 2009, Dr. Griffin served as Technical Director of the Specialty Group of Land O’Lakes Purina Feed, LLC, a co-operative of agricultural producers and marketer of agriculture food products. From 2003 to April 2009, Dr. Griffin served as Director of the Zoo and Aquaculture divisions of Land O’Lakes Purina Feed, LLC. Dr. Griffin also previously held several positions in the aquaculture, companion animal, zoo and private label divisions of Purina Mills, Inc. and Land O’Lakes Purina Feed, LLC.

MARK A. LIVINGSTON has served as the Company’s Vice President, Chief Accounting Officer and Controller since August 2015. Prior to joining the Company, Mr. Livingston served as the Director of Financial Reporting since June 2012 at ION Geophysical Corporation (“ION”), a geoscience company providing seismic services to the oil and gas industry. Prior thereto, Mr. Livingston was the Director of Internal Audit at ION since March 2008. Before joining ION, Mr. Livingston served as Director of Internal Audit at Symetra Financial Corporation and Qwest Communications Inc. Additionally, Mr. Livingston worked in internal audit positions at other public companies and at PriceWaterhouseCoopers LLP and Arthur Andersen LLP, nationally based accounting firms. Mr. Livingston is a Certified Public Accountant.

MONTGOMERY C. DEIHL has served as the Company’s Vice President — Operations since March 2015, as Senior Director of Operations from January 2015 to March 2015, as Senior Director — Fishing Plant Operations from April 2012 to January 2015, and as General Manager of the Company’s Reedville, Virginia facility from August 2009 to April 2012. Prior to joining the Company in August 2009, Mr. Deihl was a Senior Managing Consultant for IBM Corporation (supply chain management) from July 2007 to July 2009. Prior to that, Mr. Deihl served in the United States Air Force from 1987 to 2007, retiring as a Lieutenant Colonel. Mr. Deihl is a fourth generation menhaden fisherman.

JOSEPH R. VIDAL has served as President – Human Nutrition Division since January 2016. Mr. Vidal has also served since 2005 as President – Bioriginal Food & Science, a subsidiary acquired by the Company in September 2014, and has also served as Bioriginal’s Chief Financial Officer from 1999 to 2005. From 1991 to 1998, Mr. Vidal was employed by Hitachi Canadian Industries, a turbine and generator manufacturer, where his career included positions as General Manager, Deputy General Manager, Production Manager, and Accounting and Human Resources Manager. Mr. Vidal’s experience also includes eight years with KPMG, an audit, tax and advisory firm, where he was a manager in the Accounting Systems group in the Saskatoon, Canada office and a manager in the Information Technology Group in Toronto, Canada.

COMPENSATION DISCUSSION AND ANALYSIS

FOR THE YEAR ENDED DECEMBER 31, 2016

Introduction

This discussion and analysis provides an overview of the Company’s executive compensation program and policies, the material compensation decisions that we made with regard to our 2016 compensation program, including decisions made in early 2017 that relate to our program, as well as the material factors that we considered in making those decisions, and the policies that we generally intend to use to guide compensation decisions.

Unless otherwise indicated, this discussion and analysis refers only to the compensation of those five executive officers whom we refer to as our “Named Executive Officers.” For 2016, these executive officers were:

Bret D. Scholtes, President and Chief Executive Officer

Andrew C. Johannesen, Executive Vice President and Chief Financial Officer

John D. Held, Executive Vice President, General Counsel and Secretary

Dr. Mark E. Griffin, President – Animal Nutrition

Montgomery C. Deihl, Vice President – Operations

Compensation Program Overview

Our executive compensation program is subject to the oversight of the Compensation Committee (“Committee”) of our Board of Directors. From January 1, 2016 to June 28, 2016, the members of the Committee were Dr. Gary L. Allee (Chairman), David W. Wehlmann and Stephen C. Bryan. From June 29, 2016 to September 30, 2016, the members of the Committee were Dr. Gary L. Allee (Chairman), David W. Wehlmann, Stephen C. Bryan and David H. Clarke. Since October 1, 2016, the members of the Committee have been Stephen C. Bryan (Chairman), Dr. Gary L. Allee, David W. Wehlmann and David H. Clarke.

The Committee’s charter provides that the Committee makes recommendations on the compensation of the Company’s executive officers (including the Named Executive Officers), executive benefits, incentive and equity based compensation plans, and compensation for the Board’s independent directors, which recommendations are subject to approval by the Board. Accordingly, the Committee recommends to the Board for approval the compensation to be paid to the Chief Executive Officer (the “CEO”) and other executive officers of the Company, including the Named Executive Officers, as well as any Company executive benefits, incentive or equity based plans. The Committee also recommends to the Board for approval the compensation to be paid to the Company’s independent directors.

Our ability to hire and retain employees with the requisite skills and experience to develop, expand and execute business opportunities is essential to our success and the success of our stockholders. While we hope to offer a work environment in which employees can find attractive career challenges and opportunities, we also understand that employees have choices regarding where they pursue their careers and compensation plays a significant role in their decision to choose us as their employer.

Our compensation program is designed to support the successful recruitment, development and retention of key employees in order to achieve our corporate goals, align management’s interests with those of our stockholders, and optimize long-term financial returns. Because we believe that employee continuity and retention of institutional knowledge are important corporate goals, we believe that our compensation program must support the retention of our key employees.

Compensation Best Practices

We attempt to ensure that our executive compensation is closely aligned with our stockholders as follows:

●	A majority of our officers’ compensation is at risk as variable compensation.
●	A majority of our officers’ compensation is tied to the Company’s annual financial and operational performance.
●	Fifty percent of our officer’s short-term incentive awards are linked to the achievement of objective pre-established performance goals tied to specific operational and financial objectives.
●	Fifty percent of our officers’ long-term incentive awards have value tied to the relative performance of the Company’s common stock compared to the Russell 2000® Index over a multi-year period.
●	The maximum value of performance unit awards is capped at target in the event that the Company’s Total Shareholder Return is negative during the performance measurement period.
●	All officers and directors are subject to stock ownership requirements.
●	The Committee engages an independent compensation consultant to advise on executive compensation.

Compensation Philosophy

The Committee believes that the Company’s compensation program should be designed to emphasize the Company’s performance-driven compensation philosophy and to reward individual performance, as well as to reward execution of the Company’s business strategies and the creation of value for the Company’s stockholders. Accordingly, a significant portion of each executive’s total compensation depends on the Company’s performance and on the executive’s individual performance measured against specific financial and operational objectives. In addition, a substantial portion of each executive’s compensation is delivered in the form of long-term incentive awards that tie the executive’s compensation directly to creating stockholder value.

2016 Executive Compensation Program

In connection with its review of executive compensation for 2016, the Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist and advise the Committee. The firm was selected by the Committee based on its reputation and expertise and the Committee’s prior work with the firm. In connection with the appointment of FW Cook as the Committee’s compensation consultant, the Committee determined that FW Cook was independent and did not raise any conflict of interest based on criteria prescribed by the New York Stock Exchange (“NYSE”).

Reference Group Market Positioning

In connection with its engagement, FW Cook reviews our executive compensation program for selected senior management positions, including the Named Executive Officers. In connection with its review of our executive compensation program, FW Cook compares the Company’s base salaries, short-term incentives and long-term incentives for the Named Executive Officer positions to marketplace base salaries, marketplace short-term incentives and marketplace long-term incentives for similar positions. To generate this market data, FW Cook utilized two sources of information. The first source is proxy statement data from a reference group of similar companies that was developed by FW Cook and approved by the Committee which is set forth below (“Reference Group”). The second source is survey data which was from the All Industries portion of the Aon Hewitt Total Compensation Survey. These two sources are blended together to form the “market data.”

The Reference Group was developed by FW Cook based on size of company, industry, and certain financial metrics and is re-evaluated annually based on these same criteria. Based on FW Cook’s review for the Company’s 2016 fiscal year, three companies were removed from the reference group utilized by FW Cook and the Committee for the Company’s 2015 fiscal year. These three removed companies were Boulder Brands, Inc. (acquired), Diamond Foods, Inc. (acquired) and Nutrisystem, Inc. (moved to different GICS industry sector). In addition, two companies were added: J&J Snack Foods Corp. and Natural Health Trends Corp.

The Reference Group companies used by FW Cook and the Committee to compare executive compensation for fiscal 2016 are presented below:

Company	Trailing 12 months Revenue (in millions)	Company	Market Cap as of 1/9/17 (in millions)
B&G Foods, Inc.	$ 1,320	B&G Foods, Inc.	$ 2,876
J&J Snack Foods Corp.	$ 993	J&J Snack Foods Corp.	$ 2,432
USANA Health Sciences, Inc.	$ 986	USANA Health Sciences, Inc.	$ 1,508
John B. Sanfilippo & Son, Inc.	$ 949	Calavo Growers, Inc.	$ 1,043
Calavo Growers, Inc.	$ 936	MGP Ingredients, Inc.	$ 813
Farmer Bros. Co.	$ 541	John B. Sanfilippo & Son, Inc.	$ 768
Landec Corporation	$ 534	Farmer Bros. Co.	$ 557
Omega Protein Corporation	$389	Omega Protein Corporation	$553
Nature's Sunshine Products, Inc.	$ 337	Medifast, Inc.	$ 487
MGP Ingredients, Inc.	$ 319	Landec Corporation	$ 368
Natural Health Trends Corp.	$ 299	Nutraceutical International Corporation	$ 325
Inventure Foods, Inc.	$ 274	Craft Brew Alliance, Inc.	$ 309
Medifast, Inc.	$ 273	Natural Health Trends Corp.	$ 276
Nutraceutical International Corporation	$ 233	Nature's Sunshine Products, Inc.	$ 244
Lifevantage Corporation	$ 216	Alico, Inc.	$ 224
Craft Brew Alliance, Inc.	$ 206	Inventure Foods, Inc.	$ 186
Alico, Inc.	$ 144	Lifevantage Corporation	$ 109
25th Percentile	$ 263	25th Percentile	$ 268
50th Percentile (Median)	$ 328	50th Percentile (Median)	$ 428
75th Percentile	$ 939	75th Percentile	$ 870
Omega Protein Corporation Percentile Rank	55%	Omega Protein Corporation Percentile Rank	60%

The FW Cook data showed that, in the aggregate, the Company’s Named Executive Officers were positioned close to the market median (50th percentile) for base salary, near the market 75th percentile for target total cash compensation (base salary plus short-term incentives), and between the market median (50th percentile) and 75th percentile for long-term incentive awards. The Company’s target total direct compensation (salary, short-term incentives and long-term incentives) for the Company’s top five executive officers was positioned near the market median (50th percentile). Based on the above, the Committee concluded that for fiscal 2016 the Company’s executive compensation program was competitively positioned and within a reasonable range when compared with FW Cook’s market data.

Advisory Stockholder Vote on Executive Compensation

At our 2016 Annual Stockholders Meeting, we conducted an advisory vote on the compensation of our Named Executive Officers (the “say-on-pay” proposal). Although the advisory stockholder vote on the “say-on-pay” proposal was non-binding, the Committee has considered, and is likely to continue to consider in the future, the outcome of the vote when making future compensation decisions for the Named Executive Officers. At our 2016 Annual Meeting of Stockholders, 82.8% of the stockholders who voted on the say-on-pay proposal approved the compensation of our Named Executive Officers, while 16.3% voted against the proposal and 0.9% abstained from voting on the proposal. Based on those results, the Committee believes that the Company’s compensation philosophy and the compensation paid to the Named Executive Officers are supported by our stockholders. The Board has previously determined to hold a say-on-pay vote annually through 2017, when the next stockholder vote on the frequency of the say-on-pay vote is required.

Elements of Executive Compensation

The key elements of our executive compensation program are: (1) base salary, (2) short-term incentives such as annual cash awards (“STI”), (3) long- term incentives such as equity or equity-linked awards (“LTI”), and (4) perquisites and generally available benefit programs. The balance among these elements of compensation is established annually by the Committee and is designed to retain key employees and encourage future performance. Our approach with respect to these four components of compensation is discussed below.

In determining the overall compensation mix for elements of total direct compensation, which includes base salary, STI and LTI, the Committee considers market norms and does not apply a specific formula to determine the allocation. As shown in the charts below, the majority of the compensation mix for Named Executive Officers is weighted toward at-risk compensation and the compensation mix is balanced between motivating short-term and long-term performance.

1. Base Salary. We pay our executive officers a base salary to compensate them for their services and to provide a steady source of income. The Committee has generally reviewed and established the base salaries of the Named Executive Officers on an annual basis. In establishing base salaries, the Committee considers the effect of any adjustments to new base salaries on total compensation, the length of time since the last base salary increase, the importance of the position, the skills and background required for the position, internal equity considerations among the Company’s senior officer positions and market data for similar positions. The Committee has not generally used any mechanical formulations or weighting of any of the factors it considers, although it may do so from time to time.

The Committee recommended, and the Board approved, an increase in the annual base salary of Montgomery C. Deihl, the Company’s Vice President – Operations, from $275,000 to $300,000, effective as of March 1, 2017. The Committee recommended this increase to align the Vice President – Operations’ base salary closer to the 75th percentile for that position and after considering the importance of the position, Mr. Deihl’s skill set, experience and contributions, as well as internal equity considerations. The base salaries of the Named Executive Officers for 2016 and 2017 are as follows:

Executive Officer	Title	2016 Base Salary	2017 Base Salary	Percentage Change
Bret D. Scholtes	President and Chief Executive Officer	$ 550,000	$ 550,000	0%
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	$ 340,000	$ 340,000	0%
John D. Held	Executive Vice President, General Counsel and Secretary	$ 325,000	$ 325,000	0%
Dr. Mark E. Griffin	President – Animal Nutrition	$ 325,000	$ 325,000	0%
Montgomery C. Deihl	Vice President – Operations	$ 275,000	$ 300,000	9.1%

2. Short-Term Incentives. We pay short-term incentives to our executive officers to reward them for short-term performance and the achievement of annual goals related to key business drivers. The Committee has generally recommended short-term performance awards in the form of annual cash bonuses under the Company’s short-term incentive program.

The Company’s short-term incentive program is based on a combination of formulaic measures and Committee discretion. The short-term incentive program for 2016 was weighted 50% for formulaic measures (the “2016 Formulaic Component”) and 50% for discretionary measures (the “2016 Discretionary Component”). The Committee generated a potential target value for the 2016 Formulaic Component for each Named Executive Officer which is referred to as the “2016 Formulaic Target Amount.” The Committee also generated a potential target value for the 2016 Discretionary Component for each Named Executive Officer which is referred to as the “2016 Discretionary Target Amount.” The aggregate of the 2016 Formulaic Target Amount and the 2016 Discretionary Target Amount is referred to as the “2016 Aggregate Short-Term Target Incentive Amount.”

In setting targets and criteria under the Company’s short-term incentive program in 2016, the Committee considered the Company’s compensation strategy, the market data provided by FW Cook, the importance of the position, the skills and background required for the position and internal equity considerations among the Company’s executive officer positions. The Committee adopted the following 2016 Aggregate Short-Term Target Incentive Amounts for its Named Executive Officers:

Executive Officer	Title	2016 Aggregate Short-Term Incentive Target as a Percentage of 2016 Base Salary	2016 Formulaic Target Amount	2016 Discretionary Target Amount	2016 Aggregate Short-Term Target Incentive Amount
Bret D. Scholtes	President and Chief Executive Officer	100%	$ 275,000	$ 275,000	$ 550,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	75%	$ 127,500	$ 127,500	$ 255,000
John D. Held	Executive Vice President, General Counsel and Secretary	75%	$ 121,875	$ 121,875	$ 243,750
Dr. Mark E. Griffin	President – Animal Nutrition	75%	$ 121,875	$ 121,875	$ 243,750
Montgomery C. Deihl	Vice President – Operations	75%	$ 103,125	$ 103,125	$ 206,250

Payouts under each component of the short-term incentive program could range from 0% to 200% of the target amount (the “Target”) for that component. The Committee determined that the payout, for each of the 2016 Formulaic Component and the 2016 Discretionary Component, could be reduced to a threshold amount (the “Threshold”) or increased to a maximum (the “Maximum”), depending on performance, that would pay out as follows:

Threshold	50% of Target

Target	100% of Target

Maximum	200% of Target

The payouts for performance in between the above levels are interpolated. No amounts are paid for any performance results below the Threshold. There is a cap of 200% for any performance results above the Maximum.

Utilizing the above framework and based on the Committee’s recommendations, and after consultations with the Committee, in February 2017 the Board approved the following cash payments to the Named Executive Officers with respect to short-term incentive awards granted under the Company’s short-term incentive program for 2016:

Executive Officer	Title	Total 2016 Short-Term Incentive Award	2016 Formulaic Component	2016 Discretionary Component
Bret D. Scholtes	President and Chief Executive Officer	$ 700,000	$ 362,458	$ 337,542
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	$ 354,300	$ 168,049	$ 186,251
John D. Held	Executive Vice President, General Counsel and Secretary	$ 339,700	$ 160,635	$ 179,065
Dr. Mark E. Griffin	President – Animal Nutrition	$ 354,600	$ 160,635	$ 193,965
Montgomery C. Deihl	Vice President – Operations	$ 293,000	$ 135,922	$ 157,078

The rationales for these payments are described below:

A.	Formulaic Component of the 2016 Annual Short-Term Incentive Award.

In connection with the 2016 Formulaic Component, the Committee utilized an objective performance formula. The Committee selected five Company performance measures that it believed were important goals for management’s focus: (i) safety, (ii) fish meal and fish oil production, (iii) earnings per share, (iv) return on invested capital, and (v) human nutrition segment earnings before taxes (“EBIT”). The Committee then assigned a specific Threshold, Target and Maximum goal for each of the performance measures.

The Committee believes that the specific criteria selected for the Target goal for each performance measure generally represents an excellent financial or operational outcome that is generally more difficult to achieve than prior years’ equivalent criteria and one for which a significant level of effort will be required by management. The Committee believes that the specific criteria selected for each Maximum goal for each performance measure generally represents a substantially superior financial or operational outcome and one for which a very significant level of effort will be required by management.

The Committee assigned the weightings in the table below to each performance measure and then assigned a percentage of achievement at the Threshold, Target and Maximum levels for each performance measure. The Committee then multiplied the weighting for that performance measure by its percentage of achievement and then aggregated each of the weighted percentages, which resulted in a total percentage of achievement of 131.8% for the 2016 Formulaic Component. This percentage was then multiplied by each Named Executive Officer’s 2016 Formulaic Target Amount.

The Committee derived the aggregate percentage of the 2016 Formulaic Target Amount as set forth in the table below:

		Payout at Performance Level
	Weighting of Performance				Percentage of 2016 Formulaic Target Component
Performance Measure	Measure	Threshold	Target	Maximum	Awarded
Safety
Number of OSHA Recordable and Jones Act Claims	10%	5%	10%	20%	20%
Number of Significant Incidents	10%	5%	10%	20%	20%
Fish Meal and Fish Oil Production (metric tons)	20%	10%	20%	40%	24.8%
Earnings Per Share	20%	10%	20%	40%	27%
Return on Invested Capital	20%	10%	20%	40%	40%
Human Nutrition Segment EBIT	20%	10%	20%	40%	0%
Total	100%	50%	100%	200%	131.8%

Accordingly, each Named Executive Officer received a payout of 131.8% of his 2016 Formulaic Target Amount under the 2016 Formulaic Component of his cash short-term incentive award for 2016.

B.	Discretionary Component of the 2016 Annual Short-Term Incentive Award.

The Committee believes that the use of discretion is important to the motivational effectiveness of annual short-term incentive awards because it provides the Committee with flexibility in responding to the external factors that are not predictable or that are outside the control of management. The Committee also believes that formula based plans do not afford the latitude to recognize innovation, dedication, creativity, historical perspective, and individual contributions. These factors are important to successfully managing a business that is heavily influenced by outside influences, particularly during periods of challenge when financial metrics may be correspondingly lower. Our compensation program is designed to be flexible in order to allow the Committee discretion to reward management for performance in response to events or situations that are not conveniently measured, or that do not recur from year to year, or conversely, to reduce awards in a period of financial or operational underperformance.

Mr. Scholtes’ 2016 Discretionary Component was paid out at approximately 123% of his 2016 Discretionary Target Amount which was above the 100% Target but below the 200% Maximum for that component. In recommending the 2016 Discretionary Component payout for Mr. Scholtes, the Committee considered its subjective assessment of Mr. Scholtes’ performance in 2016 and Mr. Scholtes’ contributions to Company performance in 2016.

Mr. Johannesen’s 2016 Discretionary Component was paid out at approximately 146% of his 2016 Discretionary Target Amount which was above the 100% Target but below the 200% Maximum for that component. In recommending the 2016 Discretionary Component payout for Mr. Johannesen, the Committee considered its subjective assessment of Mr. Johannesen’s performance in 2016, the CEO’s subjective assessment of Mr. Johannesen’s performance in 2016 and Mr. Johannesen’s contributions to Company performance in 2016.

Mr. Held’s 2016 Discretionary Component was paid out at approximately 147% of his 2016 Discretionary Target Amount which was above the 100% Target but below the 200% Maximum for that component. In recommending the 2016 Discretionary Component payout for Mr. Held, the Committee considered its subjective assessment of Mr. Held’s performance in 2016, the CEO’s subjective assessment of Mr. Held’s performance in 2016 and Mr. Held’s contributions to Company performance in 2016.

Dr. Griffin’s 2016 Discretionary Component was paid out at approximately 159% of his 2016 Discretionary Target Amount which was above the 100% Target but below the 200% Maximum for that component. In recommending the 2016 Discretionary Component payout for Dr. Griffin, the Committee considered its subjective assessment of Dr. Griffin’s performance in 2016, the CEO’s subjective assessment of Dr. Griffin’s performance in 2016 and Dr. Griffin’s contributions to Company performance in 2016.

Mr. Deihl’s 2016 Discretionary Component was paid out at approximately 152% of his 2016 Discretionary Target Amount which was above the 100% Target but below the 200% Maximum for that component. In recommending the 2016 Discretionary Component payout for Mr. Deihl, the Committee considered its subjective assessment of Mr. Deihl’s performance in 2016, the CEO’s subjective assessment of Mr. Deihl’s performance in 2016 and Mr. Deihl’s contributions to Company performance in 2016.

3. Long-Term Incentive Awards. We make long-term incentive awards to align the long-term interests of our executive officers with the Company’s stockholders. Under the Company’s 2015 Incentive Plan, the Committee may award non-qualified or incentive stock options, restricted stock, performance awards in the form of performance units (cash) or performance shares (shares of common stock) and stock-based awards payable in shares of common stock, cash or a combination thereof, including, but not limited to, stock appreciation rights settled in cash or common stock.

The Committee believes that the 2015 Incentive Plan and the long-term incentive program design discussed below will enable the Company to continue to attract, retain and incentivize highly-qualified and experienced personnel. Under these plans, the Committee is responsible for determining who receives awards, and the size, duration and type of each award, as well as the other terms and conditions of each award.

A.	2016 Long-Term Incentives

Under the Company’s long-term incentive program, long-term awards to executive officers are generally made annually and are intended to align the interests of the executives with increasing stockholder value. The Committee adopted the following targets (as a percentage of 2015 base salary) for the value of long-term incentive awards granted in March 2016 to its Named Executive Officers (the “Long-Term Incentive Targets”):

Executive Officer	Title	Long-Term 2016 Incentive Target as a Percentage of 2015 Base Salary	Value of 2016 Restricted Stock Awards	Value of 2016 Performance Units	Value of 2016 Long-Term Incentive Awards
Bret D. Scholtes	President and Chief Executive Officer	120%	$ 330,000	$ 330,000	$ 660,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	80%	$ 136,000	$ 136,000	$ 272,000
John D. Held	Executive Vice President, General Counsel and Secretary	80%	$ 130,000	$ 130,000	$ 260,000
Dr. Mark E. Griffin	President – Animal Nutrition	80%	$ 130,000	$ 130,000	$ 260,000
Montgomery C. Deihl	Vice President – Operations	60%	$ 82,500	$ 82,500	$ 165,000

In setting the above Long-Term Incentive Targets, the Committee considered the Company’s compensation strategy, the market data provided by FW Cook, the importance of the position, the skills and background required for the position and internal equity considerations among Company’s senior officer positions.

The Committee determined that 50% of the potential value of each long-term incentive award would be granted as restricted common stock under the Company’s 2015 Incentive Plan and 50% would be granted as Performance Units under the Company’s 2016 Cash Incentive Performance Unit Plan. These values are set out in the above table. The Committee made this determination in order to create incentives for its Named Executive Officers to focus on increasing the stockholder returns, both in absolute terms through the restricted common stock awards, and in relative terms through the Performance Units whose value is tied to the common stock’s relative performance as compared to the Russell 2000® Index. Further information on the 2016 restricted stock awards and the 2016 Performance Units is set forth below.

(i)	2016 Restricted Stock Awards.

In March 2016, the Board approved, based on the Committee’s recommendations and after consultations with the Committee, the grant of the following amount of shares of restricted common stock to the Named Executive Officers:

		Number of Shares	Fair Market Value of Restricted Stock Awards on Date
Executive Officer	Title	of Common Stock	of Grant
Bret D. Scholtes	President and Chief Executive Officer	15,965	$ 330,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	6,579	$ 136,000
John D. Held	Executive Vice President, General Counsel and Secretary	6,289	$ 130,000
Dr. Mark E. Griffin	President – Animal Nutrition	6,289	$ 130,000
Montgomery C. Deihl	Vice President – Operations	3,991	$ 82,500

If the Named Executive Officer remains employed by the Company through the applicable vesting date, these shares will vest in one third increments on each anniversary of the date of grant. The value of the shares on date of grant was $20.67 per share, which was the Fair Market Value (as defined in the 2015 Incentive Plan) of the shares on the date of grant.

In determining the above restricted common stock awards to the Named Executive Officers, the Committee utilized its long-term incentive targets (as a percentage of base salary) to derive a potential equity award value for each Named Executive Officer. The Committee then allocated 50% of that award value as restricted common stock under the Company’s 2015 Incentive Plan.

(ii)	2016 Performance Unit Awards.

In March 2016, the Board approved, based on the Committee’s recommendations and after consultations with the Committee, the Omega Protein Corporation 2016 Cash Incentive Performance Unit Plan (the “2016 Performance Unit Plan”). The 2016 Performance Unit Plan was approved in accordance with and pursuant to the 2015 Incentive Plan. The Committee believes that the 2016 Performance Unit Plan will enable the Company to motivate superior performance by means of long-term performance related incentives through a program that links and aligns interests of key employees to those of the Company’s stockholders, enabling them to share in the long-term growth and success of the Company.

In March 2016, the Board approved, based on the Committee’s recommendations and after consultations with the Committee, the grant of the following amount of 2016 Performance Units under the 2016 Performance Unit Plan to the Named Executive Officers:

Executive Officer	Title	Number of 2016 Performance Units	Value of 2016 Performance Units if Threshold Goal is Achieved Each Year	Value of 2016 Performance Units if Target Goal is Achieved Each Year	Value of 2016 Performance Units if Maximum Goal is Achieved Each Year
Bret D. Scholtes	President and Chief Executive Officer	330,000	$ 165,000	$ 330,000	$ 660,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	136,000	$ 68,000	$ 136,000	$ 272,000
John D. Held	Executive Vice President, General Counsel and Secretary	130,000	$ 65,000	$ 130,000	$ 260,000
Dr. Mark E. Griffin	President ®€“ Animal Nutrition	130,000	$ 65,000	$ 130,000	$ 260,000
Montgomery C. Deihl	Vice President ®€“ Operations	82,500	$ 41,250	$ 82,500	$ 165,000

In determining the number of 2016 Performance Units granted to the Named Executive Officers, the Committee utilized its long-term incentive targets (as a percentage of base salary) to derive a potential award value for each Named Executive Officer. The Committee then allocated 50% of that award value as 2016 Performance Units, using the Target goal of $1.00 per 2016 Performance Unit as the assumed payout level. (The grant date actual fair value of the 2016 Performance Units was calculated in accordance with FASB ASC Topic 718 to be $0.92 per 2016 Performance Unit; that amount is less than the notional $1.00 value utilized by the Committee.)

The 2016 Performance Units are settled in cash, the amount of which will be determined by reference to the performance of the common stock during the relevant performance period compared to the performance of the Russell 2000® Index during that same period. The value of the 2016 Performance Units will be measured based on the Company’s relative performance in each of the three following periods: (i) January 1, 2016 to December 31, 2016, (ii) January 1, 2017 to December 31, 2017, and (iii) January 1, 2018 to December 31, 2018. The payout value of one third of the 2016 Performance Units granted to an employee is determined at the end of each calendar year of the performance period based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Russell 2000® Index. At the end of each calendar year in the performance period, subject to review and certification of results by the Committee, the employee will accrue a cash award based on the payout value of his or her 2016 Performance Units for such calendar year. Accrued cash awards for all three years will be paid after December 31, 2018.

The Company’s TSR compared to the Russell 2000® Index TSR will determine the value of a 2016 Performance Unit for a calendar year as set forth below:

	Company Ranking as Compared to Russell 2000®	Value of a 2016 Performance Unit
Maximum	75th % Percentile	$ 2.00
Target	50th % Percentile	$ 1.00
Threshold	25th % Percentile	$ 0.50
Below Threshold	< 25th % Percentile	$ 0

Values between percentiles will be interpolated, unless the Company’s TSR is below the 25th percentile, in which case no payment would be accrued, or unless the Company’s TSR is above the 75th percentile, in which case the value of the 2016 Performance Unit is capped at $2.00. In the event that the Company’s TSR is negative during the performance measurement period, the maximum value of the 2016 Performance Unit for that period would be capped at $1.00, regardless of where the Company’s TSR ranks compared to the Russell 2000® Index TSR.

TSR for the Company is calculated with respect to each performance period by dividing (a) the average closing price of the common stock for the last 25 trading days of the applicable performance period, less the average closing price of the common stock for the 25 trading days immediately preceding the performance period, by (b) the average closing price of the common stock for the 25 trading days immediately preceding the performance period. TSR is calculated with respect to each performance period for the companies in the Russell 2000® Index on the same basis as TSR is calculated for the Company.

B.	2017 Long Term Incentives

Under the Company’s long-term incentive program, long-term awards to executive officers are generally made annually and intended to align the interests of the executives with stockholders. The Committee adopted the following targets (as a percentage of 2016 base salary) for the value of long-term incentive awards granted in February 2017 to its Named Executive Officers:

		Long-Term 2017 Incentive Target as a Percentage of 2016 Base Salary	Value of 2017 Restricted Stock Awards	Value of 2017 Performance Units	Total Value of 2017 Long-Term Incentive Awards
Bret D. Scholtes	President and Chief Executive Officer	110%	$ 302,500	$ 302,500	$ 605,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	80%	$ 136,000	$ 136,000	$ 272,000
John D. Held	Executive Vice President, General Counsel and Secretary	80%	$ 130,000	$ 130,000	$ 260,000
Dr. Mark E. Griffin	President – Animal Nutrition	80%	$ 130,000	$ 130,000	$ 260,000
Montgomery C. Deihl	Vice President – Operations	80%	$ 110,000	$ 110,000	$ 220,000

In setting the above Long-Term Incentive Targets, the Committee considered the Company’s compensation strategy, the market data provided by FW Cook, the importance of the position, the skills and background required for the position and internal equity considerations among the Company’s senior officer positions.

The Committee determined that 50% of the potential value of each long-term incentive award would be granted as restricted common stock under the Company’s 2015 Long Term Incentive Plan and 50% would be granted as Performance Units under the Company’s 2017 Cash Incentive Performance Unit Plan. These values are set out in the above table. The Committee made this determination in order to create incentives for its Named Executive Officers to focus on increasing stockholder returns, both in absolute terms through the restricted common stock awards, and in relative terms through the Performance Units whose value is tied to the common stock’s relative performance as compared to the Russell 2000® Index. Further information on the 2017 restricted common stock awards and 2017 Performance Unit awards is set forth below.

(i)	2017 Restricted Stock Awards

In February 2017, the Board approved, based on the Committee’s recommendations and after consultations with the Committee, the grant of the following amount of shares of restricted common stock to the Named Executive Officers:

Executive Officer	Title	Number of Shares of Common Stock	Fair Market Value of Restricted Stock Awards on Date of Grant
Bret D. Scholtes	President and Chief Executive Officer	11,839	$ 302,500
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	5,322	$ 136,000
John D. Held	Executive Vice President, General Counsel and Secretary	5,088	$ 130,000
Dr. Mark E. Griffin	President – Animal Nutrition	5,088	$ 130,000
Montgomery C. Deihl	Vice President – Operations	4,305	$ 110,000

If the Named Executive Officer remains employed by the Company through the applicable vesting date, these shares will vest in one third increments on each anniversary of the date of grant. The value of the shares on date of grant was $25.55 per share, which was the Fair Market Value (as defined in the 2015 Incentive Plan) of the shares on the date of grant.

In determining the above restricted common stock awards to the Named Executive Officers, the Committee utilized its long-term incentive targets (as a percentage of base salary) to derive a potential equity award value for each Named Executive Officer. The Committee then allocated 50% of that award value as restricted common stock under the Company’s 2015 Incentive Plan.

(ii)	2017 Performance Unit Awards

In February 2017, the Board approved, based on the Committee’s recommendations and after consultations with the Committee, the Omega Protein Corporation 2017 Cash Incentive Performance Unit Plan (the “2017 Performance Unit Plan”). The Committee believes that the 2017 Performance Unit Plan will enable the Company to motivate superior performance by means of long-term performance related incentives through a program that links and aligns interests of key employees to those of the Company’s stockholders, enabling them to share in the long-term growth and success of the Company.

In February 2017, the Board approved, based on the Committee’s recommendations and after consultations with the Committee, the grant of the following amount of 2017 Performance Units under the 2017 Performance Unit Plan to the Named Executive Officers:

Executive Officer	Title	Number of 2017 Performance Units	Value of 2017 Performance Units if Threshold Goal is Achieved Each Year	Value of 2017 Performance Units if Target Goal is Achieved Each Year	Value of 2017 Performance Units if Maximum Goal is Achieved Each Year
Bret D. Scholtes	President and Chief Executive Officer	302,500	$ 151,250	$ 302,500	$ 605,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	136,000	$ 68,000	$ 136,000	$ 272,000
John D. Held	Executive Vice President, General Counsel and Secretary	130,000	$ 65,000	$ 130,000	$ 260,000
Dr. Mark E. Griffin	President – Animal Nutrition	130,000	$ 65,000	$ 130,000	$ 260,000
Montgomery C. Deihl	Vice President – Operations	110,000	$ 55,000	$ 110,000	$ 220,000

In determining the number of 2017 Performance Units granted to the Named Executive Officers, the Committee utilized its long-term incentive targets (as a percentage of base salary) to derive a potential award value for each Named Executive Officer. The Committee then allocated 50% of that award value as 2017 Performance Units, using the Target goal of $1.00 per 2017 Performance Unit as the assumed payout level. (The grant date actual fair value of the 2017 Performance Units was calculated in accordance with FASB ASC Topic 718 to be $0.95 per 2017 Performance Unit; that amount is less than the notional $1.00 value utilized by the Committee.)

The 2017 Performance Units are settled in cash, the amount of which will be determined by reference to the performance of the common stock during the relevant performance period compared to the performance of the Russell 2000® Index during that same period. The value of the 2017 Performance Units will be measured based on the Company’s relative performance in each of the three following periods: (i) January 1, 2017 to December 31, 2017, (ii) January 1, 2018 to December 31, 2018, and (iii) January 1, 2019 to December 31, 2019. The payout value for one third of the 2017 Performance Units granted to an employee is determined at the end of each calendar year of the performance period based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Russell 2000® Index. At the end of each calendar year in the performance period, subject to review and certification of results by the Committee, the employee will accrue a cash award based on the payout value of his or her 2017 Performance Units for such calendar year. Accrued cash awards for all three years will be paid after December 31, 2019.

The Company’s TSR compared to the Russell 2000® Index TSR will determine the value of a 2017 Performance Unit for a given calendar year as set forth below:

	Company Ranking as Compared to Russell 2000®	Value of a 2017 Performance Unit
Maximum	75th % Percentile	$ 2.00
Target	50th % Percentile	$ 1.00
Threshold	25th % Percentile	$ 0.50
Below Threshold	< 25th % Percentile	$ 0

Values between percentiles will be interpolated, unless the Company’s TSR is below the 25th percentile, in which case no payment would be accrued, or unless the Company’s TSR is above the 75th percentile, in which case the value of the 2017 Performance Unit is capped at $2.00. In the event that the Company’s TSR is negative during the performance measurement period, the maximum value of the 2017 Performance Unit for that period would be capped at $1.00, regardless of where the Company’s TSR ranks compared to the Russell 2000® Index TSR.

TSR for the Company is calculated with respect to each performance period by dividing (a) the average closing price of the common stock for the last 25 trading days of the applicable performance period, less the average closing price of the common stock for the 25 trading days immediately preceding the performance period, by (b) the average closing price of the common stock for the 25 trading days immediately preceding the performance period. TSR is calculated with respect to each performance period for the companies in the Russell 2000® Index on the same basis as TSR is calculated for the Company.

4. Perquisites and Benefit Programs. We provide certain perquisites and benefit programs to our senior management to allow them to focus on Company matters and because many other companies with which we compete for executive talent provide similar arrangements. Our perquisite and benefit programs are discussed generally below.

Benefit Programs. We offer health, welfare and retirement programs to all eligible employees. The Named Executive Officers are eligible to participate in these benefit programs on the same basis as all employees generally. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and disability insurance. We also provide an executive medical plan to each qualifying Named Executive Officer and other qualifying executive officers, which reimburses that officer for certain medical, pharmacy, dental and vision expenses not fully reimbursed by our general benefit plans.

We offer a 401(k) retirement plan that is intended to supplement the employee’s personal savings and social security. All of our employees are generally eligible to participate in the 401(k) plan and the Named Executive Officers participate on the same basis as all of our employees. At our discretion, we may make a matching contribution to each participating employee’s 401(k) account and we did so in 2016. We froze our pension plan in 2002 and accordingly, our employees, including the Named Executive Officers, no longer receive any additional years of service credit under this pension plan.

We do not provide any of our executive officers or directors with any reimbursements for country club or golf club memberships, private aircraft use, personal financial or tax advice, or security expenses. We provide an annual car allowance of $12,000 to each of the Named Executive Officers.

Employment and Indemnification Agreements

We have entered into employment agreements with the Named Executive Officers pursuant to which the officer will be entitled to receive severance benefits upon certain defined termination events, including upon the occurrence of certain enumerated events following a change of control or in some cases, a change of control only. The events that trigger payments following a change of control are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment within a certain period following a change of control. In the case of a termination event being the result of a change of control only, an executive is permitted to continue to provide services to the Company in any amount and for as long as needed after the receipt of severance benefits and allows the severance benefits to comply with Section 409A of the Internal Revenue Code. In general, we believe these agreements will assure executives of fair treatment following a change of control, and assist in promoting continuity of senior management and retaining key talent during uncertain times. These agreements are intended to ensure the full attention of the executive is devoted to the Company’s business and interests of its stockholders, free from any distractions caused by personal job-related uncertainties relating to termination or a pending or threatened change of control. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested long-term incentive awards, is provided in this Proxy Statement under the heading “Executive Compensation – Potential Payments Upon Termination or Change of Control.”

We have entered into indemnification agreements with each of our directors and Named Executive Officers. These indemnification agreements provide for the Company to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, and advance their expenses incurred as a result of a proceeding as to which they may be indemnified. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Nevada law and are in addition to any other rights the indemnitee may have under the Company’s Articles of Incorporation, Bylaws or applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced officers and directors. We also cover our directors and officers under directors’ and officers’ liability insurance policies.

Other Policies

Except as described above under “Elements of Executive Compensation,” the Committee has not adopted any formal policies mandating a specific allocation of (i) long-term compensation and current compensation, (ii) cash compensation and non-cash compensation, and (iii) different types of long-term compensation, because in each case, the Committee desires to maintain maximum flexibility when making compensation determinations. The Committee has not adopted an express “clawback” policy which would allow the Company to recoup paid compensation from designated officers in the event of a financial restatement. The Committee has deferred taking action on a clawback policy until such time as the regulations are issued pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act in order to ensure that our policy will fully comply with these regulations.

The Committee has adopted a general working practice that short-term incentive cash awards for Named Executive Officers and other senior management for a particular fiscal year will be approved in the first quarter immediately following that fiscal year, so that the audit of the Company’s financial statements will be in the later stages of completion when those awards are approved. The Committee does not coordinate the timing of equity-related awards with the release of any Company material non-public information or the filing of any Company SEC reports.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for senior management and independent Board members because it believes these individuals will more effectively pursue the long-term interests of stockholders if they are stockholders themselves. The following table provides our current stock ownership requirements, by position:

Leadership Position	Value of Shares
Independent Board Member	3x annual retainer
Chief Executive Officer	3x base salary
Executive Vice Presidents, Senior Vice Presidents and Presidents of Divisions	2x base salary
Vice Presidents and other key employees (as designated from time to time by the Chief Executive Officer)	1x base salary

The Board’s Corporate Governance and Nominating Committee annually reviews the stock ownership requirements individual compliance with the applicable respective requirement. Once an individual becomes subject to the stock ownership requirements, he or she has five years to satisfy the requirements. A three-year period to comply restarts when an individual is promoted to a higher ownership requirement or receives an increase in base salary or Board retainer fees.

Securities Trading Policy

Other than the Company’s securities trading policy, the Company does not have any formal policies regarding hedging the economic risk of equity or security ownership in the Company. The Company’s securities trading policy prohibits Company officers and key employees from short-term trading in the Company’s securities, conducting any short sales in the Company’s securities, or trading in Company common stock options that are traded on any stock exchange.

The Role of Internal Equity

In setting total compensation, the Committee considered internal equity considerations regarding the Named Executive Officers but does not have a specific formula for determining the relationship between CEO and other Named Executive Officer pay.

Compensation Program Risk Assessment

The Committee has reviewed the Company’s compensation program and believes that the program does not encourage excessive and unnecessary risk-taking, and that the general level of risk that is encouraged is not reasonably likely to have a material adverse effect on the Company. Although a significant portion of the compensation provided to Named Executive Officers is performance-based, the Committee believes that the Company’s compensation program does not encourage excessive and unnecessary risk taking by executive officers or other employees because the program is designed to encourage employees to remain focused on both the Company’s short-term and long-term operational and financial goals.

Specifically, the Committee believes that the following factors, in particular, reduce the likelihood of excessive risk-taking:

●	The Company's overall compensation levels are competitive with the market.

●

The Company’s compensation mix is balanced among (i) fixed components like salary and benefits, (ii) short-term incentives that reward Company overall financial and operational performance and individual performance, and (iii) long-term incentive awards, consisting of restricted common stock and Performance Units.

●

An important portion of the Company’s executive compensation program is tied to how the Company’s stock price performs over a period of multiple years, with equity-based awards generally vesting over three years.  This feature minimizes the benefit of any temporary spike in stock price.

●	Executive officers are subject to equity holding requirements.

●

With respect to our performance-based long-term incentives, assuming achievement of at least a minimum level of performance, payouts can result in some compensation even at levels below full target achievement, in lieu of an “all or nothing” approach

Process and Procedures for Determining Executive Compensation Programs

Guided by the executive compensation principal objectives described above, the Committee approves the structure of the executive compensation program for our Named Executive Officers. The following describes the roles of the key participants in the process.

Role of the Committee

Our executive compensation program is subject to the oversight of the Committee. The Committee operates under a written charter adopted by the Board of Directors. To fulfill its responsibilities, the Committee:

1.	Provides direction to the Company in connection with executive compensation and benefits for the executive team.

2.	Reviews and approves corporate goals and individual performance relevant to the compensation of the CEO.

3.

Evaluates the CEO’s performance and achievement of corporate goals, either as a committee or together with other independent directors, and makes recommendations to the Board on the CEO’s compensation level based on such evaluation.

4.

After considering the recommendations of the CEO, reviews the compensation structure and makes recommendations to the Board on the compensation of Section 16 executive officers of the Company, as well as any other senior employees who may be designated by the Committee.

5.

Approves, on behalf of the Board, or at the Committee’s option, recommends to the Board, employment agreements or similar arrangements, or amendments to existing employment agreements or similar arrangements, for officers or other key employees of the Company.

6.	Evaluates and makes recommendations to the Board with respect to the adoption, substantive modification, or termination of any benefit plan of the Company.

7.	Administers any incentive or equity-based compensation plans approved by the Board in accordance with the responsibilities assigned to the Committee under those plans.

8.	Makes recommendations to the Board on the compensation of the Company’s independent directors for the Board’s review and approval.

9.	Ensures that the Company’s shareholders are given the opportunity to vote on equity-compensation plans, as may be required by law and the listing standards of the NYSE.

10.

Reviews and recommends to the Board how frequently the Company should permit shareholders to have an advisory vote on the Company’s executive compensation (“say-on-pay”), after taking into account the historical results of shareholder advisory votes on frequency of say-on-pay resolutions at the Company.

11.

Following each shareholder meeting at which say-on-pay resolutions are proposed for a shareholder advisory vote, reviews the results of the advisory vote and considers whether to make any adjustments to the Company’s executive compensation policies and practices.

The Committee may delegate authority to individuals or Board committees or subcommittees when it deems appropriate, subject to the restrictions of any incentive plan or plans, provided that any Board committees or subcommittees are composed entirely of independent directors.

Role of the Company’s Executive Officers

The Committee has delegated to the CEO the authority to approve changes in base salary and to determine annual cash awards for any Company employee who is not a Company executive officer. The Committee delegated this authority because it believes that the CEO is in an inherently better position than the Committee to assess the subjective and objective performance of Company employees at less senior levels.

Role of Independent Consultants

To assist with the formulation of the Company’s compensation program, the Committee retained FW Cook as its independent compensation consultant. FW Cook reports directly to, and takes its direction from, the Committee. However, the Committee does not specifically direct FW Cook on how to perform its scope of services.

FW Cook has assisted the Committee with:

●	providing updates on relevant trends and developments in executive and director compensation;
●	assessing the Company’s reference group and the competitiveness of pay levels and practices;
●	evaluating the competitiveness and appropriateness of the Company’s incentive plans;
●	assisting in the design of new incentive plans;
●	reviewing the compensation of independent directors; and
●	reviewing information to be included in the compensation sections of our proxy statement.

The Committee reviewed the independence of FW Cook based on the NYSE rules for independence and determined that there is no conflict of interest resulting in the Committee’s retention of FW Cook.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 per person on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to each of the Named Executive Officers. This deduction limitation, however, does not apply to certain qualifying “performance based” compensation. While the Committee considers this provision, it is possible that the Committee may approve compensation that does not meet the applicable requirements in order to ensure competitive levels of compensation for its executive officers.

Compensation Committee Report

The Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on this review and discussion, has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the Company’s Proxy Statement or Annual Report on Form 10-K, as applicable, for filing with the SEC.

Dated: March 13, 2017	Respectfully submitted,

Stephen C. Bryan (Chairman) David W. Wehlmann Dr. Gary L. Allee David H. Clarke

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Mr. Bryan (Chairman), Dr. Allee, Mr. Wehlmann and Mr. Clarke. None of Mr. Bryan, Dr. Allee, Mr. Wehlmann or Mr. Clarke had any relationships or transactions with the Company or its subsidiaries required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K under the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the fiscal years ended December 31, 2016, 2015 and 2014 the annual compensation for the Company’s Principal Executive Officer, Principal Financial Officer and its other three most highly compensated executive officers in 2016 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE FOR THE
FISCAL YEARS ENDED DECEMBER 31, 2016, 2015, AND 2014

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Non- qualified Deferred Compensation Earnings(2)	All Other Compensation		Total ($)
Bret D. Scholtes	2016	$ 550,000	0	$ 633,600	0	$ 700,000	(3)	0	$ 60,723	(6)	$ 1,944,323
President and Chief	2015	$ 550,000	0	$ 601,975	0	$ 736,505	(4)	0	$ 57,561		$ 1,946,041
Executive Officer	2014	$ 550,000	0	$ 526,400	0	$ 577,498	(5)	0	$ 27,015		$ 1,680,913

Andrew C. Johannesen	2016	$ 340,000	0	$ 261,120	0	$ 354,300	(3)	0	$ 33,204	(7)	$ 988,624
Executive Vice	2015	$ 337,500	0	$ 258,700	0	$ 315,221	(4)	0	$ 23,636		$ 935,057
President and Chief	2014	$ 325,000	0	$ 244,400	0	$ 280,313	(5)	0	$ 23,599		$ 873,312
Financial Officer

John D. Held	2016	$ 325,000	0	$ 249,600	0	$ 339,700	(3)	$ 1,463	$ 39,685	(8)	$ 955,448
Executive Vice	2015	$ 325,000	0	$ 258,700	0	$ 327,343	(4)	$ 660	$ 39,911		$ 951,614
President, General	2014	$ 325,000	0	$ 225,600	0	$ 268,125	(5)	$ 5,164	$ 33,292		$ 857,181
Counsel and Secretary

Dr. Mark E. Griffin	2016	$ 325,000	0	$ 249,600	0	$ 354,600	(3)	0	$ 62,164	(9)	$ 991,364
President – Animal	2015	$ 325,000	0	$ 258,700	0	$ 338,343	(4)	0	$ 55,122		$ 977,165
Nutrition Division	2014	$ 325,000	0	$ 225,600	0	$ 268,125	(5)	0	$ 33,983		$ 852,708

Montgomery C. Deihl	2016	$ 275,000	0	$ 158,400	0	$ 293,000	(3)	0	$ 38,081	(10)	$ 764,481
Vice President –	2015	$ 266,667	0	$ 134,325	0	$ 194,976	(4)	0	$ 35,363		$ 631,331
Operations	2014	$ 225,000	0	$ 112,800	0	$ 204,806	(5)	0	$ 12,810		$ 555,415

(1)

For 2016, the amounts in the column labeled “Stock Awards” consist of two components: (i) the value of restricted Common Stock under the Company’s 2015 Long Term Incentive Plan (“2015 Incentive Plan”), and (ii) the value of 2016 Performance Units under the Company’s 2016 Cash Incentive Performance Unit Plan (“2016 Performance Unit Plan”), in each case, granted in March 2016. The values reported in the table above with respect to the two components are broken down as follows:

Officer	Value of Restricted Common Stock Award	Value of 2016 Performance Units	Aggregate Value of Restricted Common Stock and Performance Units (reported in Stock Awards column above)
Bret D. Scholtes	$ 330,000	$ 303,600	$ 633,600
Andrew C. Johannesen	$ 136,000	$ 125,120	$ 261,120
Dr. Mark E. Griffin	$ 130,000	$ 119,600	$ 249,600
John D. Held	$ 130,000	$ 119,600	$ 249,600
Montgomery C. Deihl	$ 82,500	$ 75,900	$ 158,400

The values of the restricted Common Stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Table 718 and are based on the Fair Market Value (defined in the 2015 Incentive Plan as the average of the high and the low trading prices of the Common Stock reported on the NYSE on the date of grant) of the Common Stock on the date of grant.

The value of the 2016 Performance Units was calculated at approximately $0.92 per 2016 Performance Unit as of the date of grant. This amount does not reflect an amount that the Named Executive Officer received or is entitled to receive. Rather, as required by applicable SEC rules, this amount reflects the aggregate grant date fair value of the 2016 Performance Units granted to the Named Executive Officer in 2016 and computed in accordance with FASB ASC Topic 718 based on the probable outcome with respect to the TSR performance goal applicable to the 2016 Performance Units for the entire performance period. The aggregate grant date fair value of the 2016 Performance Units will likely vary from the actual amount that the Named Executive Officer receives based on stock price fluctuations of the Common Stock and the Russell 2000® Index.

The value of each 2016 Performance Unit on the date of grant was established as follows:

The Company utilized a probabilistic approach for calculating an estimate of the fair value of the 2016 Performance Unit grants following the valuation principles of FASB ASC Topic 718. Monte-Carlo simulation is a generally accepted statistical technique used, in this instance, to simulate a range of possible future stock prices for the Company and the components of the Russell 2000® Index. The Company’s method used a geometric Brownian motion within a risk-neutral framework to model future stock price movements based upon the risk-free rate of return, the volatility of each entity, and correlation of each entity to the Russell 2000® Index. The ending payout was then discounted, with the risk free rate of return, to the grant date to determine the grant date fair value.

In connection with its analysis, the Company made the following assumptions:

Common Stock Price of $20.59 – Based upon the closing price Common Stock price on March 8, 2016, the date of grant for the 2016 Performance Units.

Expected Volatilities – The Company used the historical volatilities over the most recent 2.81-year period for the components of the Russell 2000® Index. The Company chose 2.81 years to be commensurate with the remaining performance period stipulated by the 2016 Performance Units.

Correlation Coefficients – The Company calculated the correlation coefficients based upon the price data used to calculate the historical volatilities.

Risk-Free Rate of Interest of 1.01% – The Company used a risk-free rate of interest that is equal to the yield, as of the measurement date, of the zero-coupon U.S. Treasury bill that is commensurate with the 2.81 year performance measurement period for the 2016 Performance Units.

Dividends – Because the 2016 Performance Units stipulate that the awards are based upon the total stockholder return of the Company and the components of the Russell 2000® Index, the Company modeled such that any dividends get reinvested in the issuing entity on a continuous basis.

Beginning Average Price of $22.69 (for calculating Total Stockholder Return) – For this purpose, the beginning stock price was calculated as the average closing Common Stock price for the 25 trading-day period prior to January 1, 2016, the commencement date of the first performance period for the 2016 Performance Units.

In considering the grant of the 2016 Performance Units, the Compensation Committee utilized a notional value of $1.00 per 2016 Performance Unit which was the Target Goal assumed payout level for each 2016 Performance Unit. See “Compensation Discussion and Analysis for the Year Ended December 31, 2016 – Elements of Executive Compensation – 3. Long-Term Incentive Awards – A. 2016 Equity Incentives – 2. 2016 Performance Unit Awards” for more information on the 2016 Performance Units.

If the Company achieves the highest level of performance with respect to the TSR performance goal applicable to the 2016 Performance Units for the entire performance period, the grant date fair value of the 2016 Performance Units would be as follows: Mr. Scholtes – $660,000, Mr. Johannesen – $272,000, Mr. Griffin – $260,000, Mr. Held – $260,000 and Mr. Deihl – $165,000.

(2)

The Named Executive Officers had no deferred compensation earnings in 2014, 2015 or 2016. The amounts in the column represent the increase in the present value of the officer’s accumulated benefit in the Company’s pension plan as of December 31 of the year reported compared to that same value on December 31 of the prior year, calculated pursuant to FASB Accounting Standards Certification Topic 715-30-20 for financial reporting purposes. For more information on the calculation methodology, see “Pension Plan Benefits for Fiscal Year Ended December 31, 2016.”

(3)	Represents cash awards paid in March 2017 as short-term incentive awards relating to performance in 2016.

(4)	Represents cash awards paid in March 2016 as short-term incentive awards relating to performance in 2015.

(5)	Represents cash awards paid in February 2015 as short-term incentive awards relating to performance in 2014.

(6)

The reported amount represents (i) $450 for taxable income attributable to Mr. Scholtes due to the Company’s payment on his behalf of life insurance premiums relating to policy face amounts in excess of $50,000, (ii) $10,600 for Company matching contributions in 2016 to Mr. Scholtes’ 401(k) plan account, (iii) $16,850 for Company reimbursed travel expenses for Mr. Scholtes’ spouse accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursements, (iv) $20,823 for costs of the Company’s executive medical plan for the 2016 plan year, and (v) $12,000 for a car allowance.

(7)

The reported amount represents (i) $450 for taxable income attributable to Mr. Johannesen due to the Company’s payment on his behalf of life insurance premiums relating to policy face amounts in excess of $50,000, (ii) $10,600 for Company matching contributions in 2016 to Mr. Johannesen’s 401(k) plan account, (iii) $1,234 for Company reimbursed travel expenses for Mr. Johannesen’s spouse accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursement, (iv) $8,920 for costs of for costs of the Company’s executive medical plan for the 2016 plan year, and (v) $12,000 for a car allowance.

(8)

The reported amount represents (i) $690 for taxable income attributable to Mr. Held due to the Company’s payment on his behalf of life insurance premiums relating to policy face amounts in excess of $50,000, (ii) $10,600 for Company matching contributions in 2016 to Mr. Held’s 401(k) plan account, (iii) $273 for Company reimbursed travel expenses for Mr. Held’s partner accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursements, (iv) $16,122 for costs of the Company’s executive medical plan for the 2016 plan year, and (v) $12,000 for a car allowance.

(9)

The reported amount represents (i) $450 for taxable income attributable to Dr. Griffin due to the Company’s payment on his behalf of life insurance premiums relating to policy face amounts in excess of $50,000, (ii) $10,600 for Company matching contributions in 2016 to Dr. Griffin’s 401(k) plan account, (iii) $18,291 for Company reimbursed travel expenses for Dr. Griffin’s spouse accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursements, (iv) $20,823 for costs of the Company’s executive medical plan for the 2016 plan year, and (v) $12,000 for a car allowance.

(10)

The reported amount represents (i) $690 for taxable income attributable to Mr. Deihl due to the Company’s payment on his behalf of life insurance premiums relating to policy face amounts in excess of $50,000, (ii) $10,600 for Company matching contributions in 2016 to Mr. Deihl’s 401(k) plan account, and (iii) $865 for Company reimbursed travel expenses for Mr. Deihl’s spouse accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursements, (iv) $13,926 for costs of the Company’s executive medical plan for the 2016 plan year, and (v) $12,000 for a car allowance.

Grants of Plan Based Awards

The following table shows grants of plan-based awards relating to 2016 for the Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number Of Shares Of Or		All Other Option Awards: Number of Securities	Exercise Or Base Price of Option	Grant Date Fair Value of Stock, Unit or Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum	Units Stock (#)		Underlying Options (#)	Awards ($/share)	Awards ($)
Bret D. Scholtes	3/8/16							15,965	(2)	N/A	N/A	$ 330,000	(3)
President and Chief	3/8/16				—	330,000	—					$ 303,600	(5)
Executive Officer		$ 275,000	$ 550,000	$ 1,100,000

Andrew C. Johannesen	3/8/16							6,579	(2)	N/A	N/A	$ 136,000	(3)
Executive Vice	3/8/16				—	136,000	—					$ 125,120	(5)
President and Chief		$ 127,500	$ 255,000	$ 510,000
Financial Officer

John D. Held	3/8/16							6,289	(2)	N/A	N/A	$ 130,000	(3)
Executive Vice	3/8/16				—	130,000	—					$ 119,600	(5)
President, General		$ 121,875	$ 243,750	$ 487,500
Counsel and Secretary

Dr. Mark E. Griffin	3/8/16							6,289	(2)	N/A	N/A	$ 130,000	(3)
President – Animal	3/8/16				—	130,000	—					$ 119,600	(5)
Nutrition Division		$ 121,875	$ 243,750	$ 487,500

Montgomery C. Deihl	3/8/16							3,991	(2)	N/A	N/A	$ 82,500	(3)
Vice President –	3/8/16				—	82,500	—					$ 75,900	(5)
Operations		$ 103,125	$ 206,250	$ 412,500

(1)

The amounts shown reflect the possible range of cash payouts under the Company’s short-term incentive program for 2016. See “Compensation Discussion and Analysis – Elements of Executive Compensation – 2. Short-Term Incentives.” The actual amounts paid to each Named Executive Officer for these 2016 short-term incentive awards were finalized and approved by the Company on February 27, 2017 and are shown as 2016 compensation in the “Summary Compensation Table for the Fiscal Years Ended December 31, 2016, 2015 and 2014” in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Represents restricted Common Stock awards made in March 2016 as long-term incentive awards, vesting over a three year period.

(3)

The values of the restricted Common Stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Table 718 and are based on the Fair Market Value (defined in the 2015 Incentive Plan as the average of the high and the low trading prices of the Common Stock reported on the NYSE on the date of grant) of the Common Stock on the date of grant.

(4)

The amount shown in the “Target” column represents the number of 2016 Performance Units granted to each Named Executive Officer in March 2016. There is no “threshold” or “maximum” number of 2016 Performance Units that may be earned by a Named Executive Officer. The 2016 Performance Units are subject to a three year performance period, and the payout value for one-third of the 2016 Performance Units is determined for each calendar year in the performance period. Depending on the Company’s level of achievement with respect to the TSR performance goal applicable to the 2016 Performance Units for a given calendar year in the performance period, the payout value for a 2016 Performance Unit could be (a) $0 (assuming a relative TSR below the 25th percentage quartile), (b) $0.50 (assuming a relative TSR at the 25th percentage quartile), (c) $1.00 (assuming a relative TSR at the 50th percentage quartile) and (d) $2.00 (assuming a relative TSR at the 75th percentage quartile), with the payout value between the foregoing quartiles determined by interpolation between such quartiles.

(5)

The value of the 2016 Performance Units was calculated at approximately $0.92 per 2016 Performance Unit as of the date of grant. This amount does not reflect an amount that the Named Executive Officer received or is entitled to receive. Rather, as required by applicable SEC rules, this amount reflects the aggregate grant date fair value of the 2016 Performance Units granted to the Named Executive Officer in 2016 and computed in accordance with FASB ASC Topic 718 based on the probable outcome with respect to the TSR performance goal applicable to the 2016 Performance Units for the entire performance period. The aggregate grant date fair value of the 2016 Performance Units will likely vary from the actual amount that the Named Executive Officer receives based on stock price fluctuations of the Common Stock and the Russell 2000® Index.

For information on the valuation methodology for the 2016 Performance Units on the date of grant, see the Summary Compensation Table for the Fiscal Years Ended December 31, 2016, 2015 and 2014, Footnote 1.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment and Severance Agreements

The Company has entered into an employment agreement effective as of January 1, 2012 with Bret D. Scholtes, the Company’s President and Chief Executive Officer. The employment agreement has no term and may be terminated at any time by either the Company or Mr. Scholtes subject to the provisions of the agreement regarding notice and severance. Upon a termination by the Company for any reason other than for Due Cause (as defined in the employment agreement), death or Disability (as defined in the employment agreement) and provided that Mr. Scholtes delivers an effective release in favor of the Company, Mr. Scholtes is entitled to receive a lump sum payment equal to his annual base salary, payable within five days after the date that such release becomes effective. Upon a termination by the Company for any reason other than Due Cause, death or Disability within twelve months after a Change of Control (as defined in the employment agreement) and provided that Mr. Scholtes delivers an effective release in favor of the Company, Mr. Scholtes is entitled to receive a lump sum payment equal to two times his annual base salary, payable within five days after the date that such release becomes effective.

Mr. Scholtes’ employment agreement contains restrictions on his use of the Company’s confidential information and also provides that Mr. Scholtes will assign to the Company all worldwide rights in any intellectual property that he develops which relates to the business, products or services of the Company. During the term of the agreement, and for the three years following Mr. Scholtes’ termination of employment for any reason, Mr. Scholtes may not engage, directly or indirectly, in any business or enterprise that is primarily engaged in the business of producing or selling fish meal, fish oil or fish solubles, induce any Company employee to leave his employment with the Company, or solicit any distributor or customer to amend its business relationship with the Company.

The Company has entered into an employment agreement with Andrew C. Johannesen, the Company’s Executive Vice President and Chief Financial Officer (effective as of January 1, 2012), Dr. Mark E. Griffin, the Company’s President — Animal Nutrition Division (effective as of January 1, 2012) and Montgomery C. Deihl, the Company’s Vice President — Operations (effective as of March 10, 2015). The terms of these employment agreements are substantially identical to Mr. Scholtes’ employment agreement, except that upon a termination by the Company for any reason other than Due Cause, death or Disability in either case within twelve months after a Change of Control (as defined in the employment agreement) and provided that the applicable Named Executive Officer delivers an effective release in favor of the Company, such Named Executive Officer is entitled to receive a lump sum payment equal to one-and-a-half times his annual base salary, payable within five days after the date that such release becomes effective.

John D. Held, Executive Vice President, General Counsel and Secretary, has an employment agreement with the Company originally entered into in March 2000 and subsequently amended and restated on December 31, 2007, and amended on December 3, 2008, that provides for a rolling three-year term at any time, and provides that, in the event of termination of Mr. Held’s employment for death, disability or for Cause (as defined in the employment agreement), or if Mr. Held voluntarily terminates his employment other than for Good Reason (as defined in the employment agreement), the Company will pay Mr. Held’s base salary through the termination date. The agreement also provides that (i) in the event of a termination of employment by Mr. Held for Good Reason (as defined in the employment agreement) or by the Company without Cause, or (ii) in the event of a Change of Control of the Company (as defined in the agreement), the Company will pay Mr. Held a lump-sum severance payment equal to 2.99 times the executive’s “base amount” (as defined by Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)). If the total amount of the severance payment were to be found by the Internal Revenue Service to equal or exceed three times Mr. Held’s “base amount,” as defined by Section 280G of the Code, then Mr. Held could incur an excise tax in connection with such excess parachute payment. If any excise or similar purpose taxes and/or penalties or interest thereon pursuant to Section 4999 of the Code or Section 409A of the Code(or any successor or other comparable federal, state or local tax law) are imposed on Mr. Held’s base salary, severance payments, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or other payment in the nature of compensation (whether or not provided for under the agreement), the agreement provides that the Company will reimburse Mr. Held for such taxes, penalties or interest thereon such that Mr. Held is placed in the same after-tax position (including federal, state and local taxes) he would have been in had no such taxes, penalties or interest thereon been incurred. The Company has also agreed to indemnify and hold Mr. Held harmless, on an after-tax basis, from any liabilities (including but not limited to costs and expenses) incurred in connection with the payment described in the preceding sentence.

The agreement contains restrictions on Mr. Held’s use of any Company confidential information. The agreement also provides that Mr. Held will assign to the Company all worldwide rights in any intellectual property that he develops which relates to the business, products or services of the Company. During the term of his agreement, and for the three years following the termination of his agreement, Mr. Held may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company, induce any Company employee to leave his or her employment with the Company, or solicit any distributor or customer to amend its business relationship with the Company. The agreement also provides for the advancement and reimbursement of Mr. Held’s costs and expenses in conjunction with any disputes relating to the agreement.

See “Compensation Discussion and Analysis for the Year Ended December 31, 2016” for a discussion of our executive compensation program and policies and other related information. See footnotes to the Summary Compensation Table for information with respect to that table.

Outstanding Equity Awards at Fiscal Year End

The following table shows the numbers and values of stock option awards, restricted stock awards and performance unit awards previously granted to the Named Executive Officers that were outstanding on December 31, 2016:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED DECEMBER 31, 2016

	OPTION AWARDS					STOCK / PERFORMANCE UNIT AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares Or Units Of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bret D. Scholtes	100,000	0	0	$ 6.39	4/28/20	43,424	(1)	$ 1,087,771	(2)
President and Chief	200,000	0	0	$ 7.07	12/1/20					330,000	(3)	$ 305,800	(4)
Executive Officer										302,500	(5)	$ 381,150	(6)
						280,000	(7)	$ 313,600	(8)

Andrew C. Johannesen	0	0	0	N/A	N/A	18,689	(9)	$ 468,159	(2)
Executive Vice										136,000	(3)	$ 126,027	(4)
President and Chief										130,000	(5)	$ 163,800	(6)
Financial Officer						130,000	(7)	$ 145,600	(8)

John D. Held	0	0	0	N/A	N/A	18,078	(10)	$ 452,854	(2)
Executive Vice										130,000	(3)	$ 120,467	(4)
President, General										130,000	(5)	$ 163,800	(6)
Counsel and Secretary						120,000	(7)	$ 134,400	(8)

Dr. Mark E. Griffin	0	0	0	N/A	N/A	18,078	(11)	$ 452,854	(2)
President – Animal										130,000	(3)	$ 120,467	(4)
Nutrition Division										130,000	(5)	$ 163,800	(6)
						120,000	(7)	$ 134,400	(8)

Montgomery C. Deihl	0	0	0	N/A	N/A	10,038	(12)	$ 251,452	(2)
Vice President -										82.500	(3)	$ 76,450	(4)
Operations										67,750	(5)	$ 85,050	(6)
						60,000	(7)	$ 67,200	(8)

(1)

These 43,424 shares of restricted Common Stock vest as follows: 9,009 shares vested on February 6, 2017; 9,225 shares vested on February 26, 2017; 5,322 shares vested on March 8, 2017; 9,225 shares will vest on February 26, 2018; 5,322 shares will vest on March 8, 2018; and 5,321 shares will vest on March 8, 2019.

(2)	Based on $25.05, the closing price of the Company’s Common Stock on December 30, 2016.

(3)

This number represents the 2016 Performance Units. The performance period for the 2016 Performance Units ends in December 2018 and the 2016 Performance Units are expected to be settled by February 2019.

(4)	The value of the 2016 Performance Units for purposes of the above table was calculated as $0.93 per 2016 Performance Unit as follows:

Percentage of Total Units Granted	Plan Year	Actual Accrued Amount	Assumed Amount
33⅓%	2016	$ 0.78
33⅓%	2017		$ 1.00
33⅓%	2018		$ 1.00

Pursuant to SEC rules, the assumed amount is based on the next highest performance level that exceeds the previous fiscal year’s performance level.

For information on the valuation methodology for the 2016 Performance Units on the date of grant, see the Summary Compensation Table for the Fiscal Years Ended December 31, 2016, 2015 and 2014, Footnote 1.

(5)

This number represents the 2015 Performance Units. The performance period for the 2015 Performance Units ends in December 2017 and the 2015 Performance Units are expected to be settled by February 2018.

(6)	The value of the 2015 Performance Units for purposes of the above table was calculated as $1.26 per 2015 Performance Unit as follows:

Percentage of Total Units Granted	Plan Year	Actual Accrued Amount	Assumed Amount
33⅓%	2015	$ 2.00
33⅓%	2016	$ 0.78
33⅓%	2017		$ 1.00

Pursuant to SEC rules, the assumed amounts are based on the next highest performance level that exceeds the previous fiscal year’s actual performance level.

(7)	This number represents the 2014 Performance Units. The final performance period for the 2014 Performance Units ended on December 31, 2016. The 2014 Performance Units were settled in January 2017.

(8)	The value of the 2014 Performance Units for purposes of the above table was calculated as $1.12 per 2014 Performance Unit as follows:

Percentage of Total Units Granted	Plan Year	Actual Accrued Amount
33⅓%	2014	$ 0.58
33⅓%	2015	$ 2.00
33⅓%	2016	$ 0.78

(9)

These 18,689 shares of restricted Common Stock vest as follows: 4,182 shares vested on February 6, 2017; 3,964 shares vested on February 26, 2017; 2,193 shares vested on March 8, 2017; 3,964 shares will vest on February 26, 2018; 2,193 shares will vest on March 8, 2018; and 2,193 shares will vest on March 8, 2019.

(10)

These 18,078 shares of restricted Common Stock vest as follows: 3,861 shares vested on February 6, 2017; 3,964 shares vested on February 26, 2017; 2,096 shares vested on March 8, 2017; 3,964 shares will vest on February 26, 2018; 2,096 shares will vest on March 8, 2018; and 2,097 shares will vest on March 8, 2019.

(11)

These 18,078 shares of restricted Common Stock vest as follows: 3,861 shares vested on February 6, 2017; 3,964 shares vested on February 26, 2017; 2,096 shares vested on March 8, 2017; 3,964 shares will vest on February 26, 2018; 2,096 shares will vest on March 8, 2018; and 2,097 shares will vest on March 8, 2019.

(12)

These 10,038 shares of restricted Common Stock vest as follows: 1,931 shares vested on February 6, 2017; 2,058 shares vested on February 26, 2017; 1,330 shares vested on March 8, 2017; 2,058 shares will vest on February 26, 2018; 1,330 shares will vest on March 8, 2018; and 1,331 shares will vest on March 8, 2019.

Option Exercises and Stock Vested

The following table shows the numbers and values of stock option exercises and vesting of stock awards during the year ended December 31, 2016 by each of the Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED FOR
FISCAL YEAR ENDED DECEMBER 31, 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(2)
Bret D. Scholtes	0	$ 0	18,235	$ 395,949
Andrew C. Johannesen	0	$ 0	8,148	$ 176,628
John D. Held	0	$ 0	7,826	$ 169,941
Dr. Mark E. Griffin	75,000	$ 1,353,375	7,826	$ 169,941
Montgomery C. Deihl	0	$ 0	3,989	$ 86,692

(1)	Based on the difference between the market price of the Company’s Common Stock at time of exercise and the exercise price of the option exercised.

(2)	Based on the closing price of the Company’s Common Stock on the date or dates of vesting for that Named Executive Officer’s restricted Common Stock award.

Pension Benefits

The Company maintains a defined benefit plan for its employees (the “Pension Plan”). The following table shows information for the Named Executive Officers with respect to the Pension Plan for the fiscal year ended December 31, 2016.

PENSION PLAN BENEFITS FOR FISCAL YEAR ENDED DECEMBER 31, 2016

Name	Number Of Years Credited Service(1)	Present Value of Accumulated Benefit as of December 31, 2016 ($)(2)	Estimated Early Retirement Annual Benefit as of December 31, 2016 ($)	Payments During Last Fiscal Year ($)
Bret D. Scholtes	N/A	0	N/A	0
Andrew C. Johannesen	N/A	0	N/A	0
John D. Held	2.38	$ 26,491	N/A	0
Dr. Mark E. Griffin	N/A	0	N/A	0
Montgomery C. Deihl	N/A	0	N/A	0

(1)

The number of years of credited service is less than each Named Executive Officer’s actual years of service because the Pension Plan was frozen in 2002 and no further years of service were accrued after that date.

(2)

The present values were calculated using the same interest rate and mortality assumptions as are used for valuations under FASB Accounting Standards Certification Topic 715-30-20 financial reporting purposes. The present values as of December 31, 2016 were determined using: (i) a 3.81% discount rate, and (ii) the Pension Plan’s normal retirement age of 65. The present values reflect postretirement mortality rates based on the RP2014 Blue Collar Healthy Annuitant Mortality Table adjusted with the MP-16 Morality Improvement Scale from 2006. No decrements were included for preretirement termination, mortality or disability.

The supplemental table below shows the estimated annual benefits payable on retirement under the Pension Plan to persons in the specified compensation and years of service classifications. The retirement benefits shown are based on the following assumptions: retirement at age 65, payments of a single-life annuity to the employee (although a participant can select other methods of calculating benefits) to be received under the Pension Plan using current average Social Security wage base amounts, and not subject to any deduction for Social Security or other offset amounts. The retirement benefits listed include both salary and bonus as set forth in the Summary Compensation Table above.

The Pension Plan provides that a participant may elect to take early retirement at age 55, provided that the participant has at least ten years of eligible vesting service under the Pension Plan and that he or she is no longer employed by the Company. The benefit formula for early retirement is 50% of the normal retirement benefits at age 65. No Named Executive Officer is eligible for early retirement under the Pension Plan if his employment with the Company is terminated.

A participant’s benefit is based on the average monthly earnings for the consecutive five-year period during which the participant had his or her highest level of earnings. With certain exceptions, the Code restricts the annual pension that may be paid by an employer from a plan which is qualified under the Code to an aggregate amount of $160,000 (subject to cost of living adjustments). The Code also limits the covered compensation that may be used to determine benefits to $200,000 (subject to cost of living adjustments).

Supplemental Pension Plan Table

Years of Service
Covered Compensation(1)	15	20	25	30	35
$120,000	$ 16,730	$ 22,307	$ 27,883	$ 33,460	$ 39,037
$130,000	$ 18,380	$ 24,507	$ 30,333	$ 36,760	$ 42,887
$140,000	$ 20,030	$ 26,707	$ 33,383	$ 40,060	$ 46,737
$150,000	$ 21,680	$ 28,907	$ 36,133	$ 43,360	$ 50,587
$160,000	$ 23,330	$ 31,107	$ 38,883	$ 46,660	$ 54,437
$170,000 and higher	$ 24,980	$ 33,307	$ 41,633	$ 49,960	$ 58,287

(1)	Represents the highest average annual earnings during five consecutive calendar years of service.

The Pension Plan has been frozen since 2002 so that all employees on the date of the freeze, including the Named Executive Officers, no longer accrue years of service and new employees after the date of the freeze are not eligible to participate in the Pension Plan. The Company has no policies regarding granting of extra years of service under the Pension Plan because none are expected to be granted due to the Pension Plan having been frozen.

Nonqualified Deferred Compensation

We do not have any plans that provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination or Change of Control

We have entered into employment or severance agreements that will require us to provide compensation to the Named Executive Officers in the event of a termination of employment or a change of control of the Company. The amount of compensation payable to each such Named Executive Officer in each situation is listed in the tables below, in each case, assuming that the triggering event occurred on the last business day of 2016 (December 30, 2016) for all purposes. For a narrative description of the material terms of the Named Executive Officer’s employment agreements and any conditions to the payments upon termination or change of control, see the description under the heading “—Employment and Severance Agreements” above.

The following table describes the potential payments upon termination or a change of control of the Company, in each case, occurring on the last business day of 2016 (December 30, 2016), for Bret Scholtes, President and Chief Executive Officer.

Executive Benefits and Payments Upon Termination or Change of Control(1)	Voluntary Termination	Involuntary Not for Cause Termination(2)		For Cause Termination	Involuntary Termination (after a Change of Control)(3)		Death or Disability
Cash Payment	$ 0	$ 550,000	(4)	$ 0	$ 1,100,000	(4)	$ 0
Health and Life Insurance	$ 0	$ 0		$ 0	$ 0		$ 0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)	$ 0	$ 0		$ 0	$ 1,087,771	(5)	$ 1,087,771	(9)
Unvested Deferred 2016 Performance Units	$ 0	$ 0		$ 0	$ 305,800	(6)	$ 85,800	(10)
Unvested Deferred 2015 Performance Units	$ 0	$ 0		$ 0	$ 381,150	(7)	$ 280,317	(10)
Unvested Deferred 2014 Performance Units	$ 0	$ 0		$ 0	$ 313,600	(8)	$ 313,600	(10)
Total:	$ 0	$ 550,000		$ 0	$ 3,188,321		$ 1,767,488

(1)	For purposes of this analysis, we assumed Mr. Scholtes’ base salary was his current base salary of $550,000.

(2)	Assumes a termination of employment on December 30, 2016. Mr. Scholtes’ severance for an involuntary not for cause termination is equal to one times his most recent base salary.

(3)

Assumes a termination of employment on December 30, 2016. Mr. Scholtes’ severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Mr. Scholtes’ employment agreement) is equal to two times his most recent annual base salary.

(4)	Paid in a lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based unvested stock options and restricted Common Stock awards vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown in the table is equal to the value of any unvested restricted Common Stock awards, assuming that the per share value for unvested Common Stock is $25.05, the closing price of the Company’s common stock on December 30, 2016. Mr. Scholtes has no unvested stock options.

(6)

The 2016 Performance Units provide that upon a Change of Control (as defined in the 2015 Incentive Plan) the 2016 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2016 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2016 Performance Units is equal to (i) for the 2016 performance period, a value of $0.78 per 2016 Performance Unit (which was the actual amount accrued for that 2016 performance period), and (ii) for 2017 and 2018 performance periods, a value of the target value of $1.00 per 2016 Performance Unit.

(7)

The 2015 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2015 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2015 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2015 Performance Units is equal to (i) for the 2015 performance period, a value of $2.00 per 2015 Performance Unit (which was the actual amount accrued for that 2015 performance period), (ii) for the 2016 performance period, a value of $0.78 per 2015 Performance Unit (which was the actual amount accrued for that 2016 performance period), and (iii) for the 2017 performance period, a value of the target value of $1.00 per 2015 Performance Unit.

(8)

The 2014 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2014 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2014 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2014 Performance Units is equal to (i) for the 2014 performance period, a value of $0.58 per 2014 Performance Unit (which was the actual amount accrued for that 2014 performance period), (ii) for 2015 performance period, a value of $2.00 per 2014 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (iii) for the 2016 performance period, a value of $0.78 per 2014 Performance Unit (which was the actual amount accrued for that 2016 performance period).

(9)

Restricted stock awards and stock options provide that in the event of death or disability, any restricted stock awards or stock options will become 100% vested on the date of that death or disability. This table assumes a death or disability on December 30, 2016 and utilizes the closing price of the Common Stock on December 30, 2016 of $25.05 per share in calculating the value of any unvested restricted stock awards or stock options.

(10)

The Performance Unit Plans for 2014, 2015 and 2016 provide that in the event of death or disability, amounts will be paid for any completed plan year periods prior to such death or disability. This table assumes a death or disability on December 30, 2016.

The following table describes the potential payments upon termination or a change of control of the Company, in each case, occurring on the last business day of 2016 (December 30, 2016), for Andrew Johannesen, Executive Vice President and Chief Financial Officer.

Executive Benefits and Payments Upon Termination or Change of Control(1)	Voluntary Termination	Involuntary Not for Cause Termination(2)		For Cause Termination	Involuntary Termination (after a Change of Control)(3)		Death or Disability
Cash Payment	$ 0	$ 340,000	(4)	$ 0	$ 510,000	(4)	$ 0
Health and Life Insurance	$ 0	$ 0		$ 0	$ 0		$ 0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)	$ 0	$ 0		$ 0	$ 468,159	(5)	$ 468,159	(9)
Unvested Deferred 2016 Performance Units	$ 0	$ 0		$ 0	$ 126,027	(6)	$ 35,360	(10)
Unvested Deferred 2015 Performance Units	$ 0	$ 0		$ 0	$ 163,800	(7)	$ 120,467	(10)
Unvested Deferred 2014 Performance Units	$ 0	$ 0		$ 0	$ 145,600	(8)	$ 145,600	(10)
Total:	$ 0	$ 340,000		$ 0	$ 1,413,586		$ 769,586

(1)	For purposes of this analysis, we assumed Mr. Johannesen’s base salary was his current base salary of $340,000.

(2)	Assumes a termination of employment on December 30, 2016. Mr. Johannesen’s severance for an involuntary not for cause termination is equal to one times his most recent annual base salary.

(3)

Assumes a termination of employment on December 30, 2016. Mr. Johannesen’s severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Mr. Johannesen’s employment agreement) is equal to 1.5 times his most recent annual base salary.

(4)	Paid in a lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based unvested stock options and restricted Common Stock awards vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown in the table is equal to the value of any unvested restricted Common Stock awards, assuming that the per share value for unvested Common Stock is $25.05, the closing price of the Company’s common stock on December 30, 2016. Mr. Johannesen has no unvested stock options.

(6)

The 2016 Performance Units provide that upon a Change of Control (as defined in the 2015 Incentive Plan) the 2016 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2016 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2016 Performance Units is equal to (i) for the 2016 performance period, a value of $0.78 per 2016 Performance Unit (which was the actual amount accrued for that 2016 performance period), and (ii) for 2017 and 2018 performance periods, a value of the target value of $1.00 per 2016 Performance Unit.

(7)

The 2015 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2015 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2015 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2015 Performance Units is equal to (i) for the 2015 performance period, a value of $2.00 per 2015 Performance Unit (which was the actual amount accrued for that 2015 performance period), (ii) for the 2016 performance period, a value of $0.78 per 2015 Performance Unit (which was the actual amount accrued for that 2016 performance period), and (iii) for the 2017 performance period, a value of the target value of $1.00 per 2015 Performance Unit.

(8)

The 2014 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2014 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2014 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2014 Performance Units is equal to (i) for the 2014 performance period, a value of $0.58 per 2014 Performance Unit (which was the actual amount accrued for that 2014 performance period), (ii) for 2015 performance period, a value of $2.00 per 2014 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (iii) for the 2016 performance period, a value of $0.78 per 2014 Performance Unit (which was the actual amount accrued for that 2016 performance period).

(9)

Restricted stock awards and stock options provide that in the event of death or disability, any restricted stock awards or stock options will become 100% vested on the date of that death or disability. This table assumes a death or disability on December 30, 2016 and utilizes the closing price of the Common Stock on December 30, 2016 of $25.05 per share in calculating the value of any unvested restricted stock awards or stock options.

(10)

The Performance Unit Plans for 2014, 2015 and 2016 provide that in the event of death or disability, amounts will be paid for any completed plan year periods prior to such death or disability. This table assumes a death or disability on December 30, 2016.

The following table describes the potential payments upon a termination of employment or a change of control of the Company, in each case, occurring on the last business day of 2016 (December 30, 2016), for John D. Held, Executive Vice President, General Counsel and Secretary.

Executive Benefits and Payments Upon Termination or Change of Control(1)	Voluntary Termination	Involuntary Not for Cause Termination(2)		For Cause Termination	Change of Control(3)		Death or Disability
Cash Payment	$ 0	$ 4,540,932	(3)	$ 0	$ 4,540,932	(3)	$ 0
Health and Life Insurance	$ 0	$ 0		$ 0	$ 0		$ 0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)	$ 0	$ 0		$ 0	$ 452,854	(4)	$ 452,854	(8)
Unvested Deferred 2016 Performance Units	$ 0	$ 0		$ 0	$ 120,467	(5)	$ 33,800	(9)
Unvested Deferred 2015 Performance Units	$ 0	$ 0		$ 0	$ 163,800	(6)	$ 120,467	(9)
Unvested Deferred 2014 Performance Units	$ 0	$ 0		$ 0	$ 134,400	(7)	$ 134,400	(9)
Total:	$ 0	$ 4,540,932		$ 0	$ 5,412,453		$ 741,521

(1)

Assumes a termination of employment or a Change of Control (as defined in Mr. Held’s employment agreement) of the Company on December 30, 2016. Mr. Held’s severance benefit under an involuntary not for cause or good reason termination or upon the occurrence of a Change of Control is equal to 2.99 times Mr. Held’s “base amount,” defined by Section 280G(b)(3) and 280G(d) of the Code as the average annual compensation payable to and includable in Mr. Held’s gross income from the Company for the most recent prior five taxable years (2010-2015). Amounts reported do not include the value of any tax gross-up that may be provided to Mr. Held pursuant to the terms of his employment agreement in connection with any payment.

(2)

For purposes of this analysis, we assumed Mr. Held’s “base amount,” defined by Section 280G(b)(3) and 280G(d) of the Code was $1,518,706, which was Mr. Held’s average annual compensation payable to Mr. Held and includable in his gross income from the Company for the five year period from 2011 to 2015.

(3)	Paid in a lump sum within three business days after date of termination or a Change of Control.

(4)

Under the 2006 Incentive Plan, time-based unvested stock options and restricted Common Stock awards vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown in the table is equal to the value of any unvested restricted Common Stock awards, assuming that the per share value for unvested Common Stock is $25.05, the closing price of the Company’s common stock on December 30, 2016. Mr. Held has no unvested stock options.

(5)

The 2016 Performance Units provide that upon a Change of Control (as defined in the 2015 Incentive Plan) the 2016 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2016 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2016 Performance Units is equal to (i) for the 2016 performance period, a value of $0.78 per 2016 Performance Unit (which was the actual amount accrued for that 2016 performance period), and (ii) for 2017 and 2018 performance periods, a value of the target value of $1.00 per 2016 Performance Unit.

(6)

The 2015 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2015 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2015 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2015 Performance Units is equal to (i) for the 2015 performance period, a value of $2.00 per 2015 Performance Unit (which was the actual amount accrued for that 2015 performance period), (ii) for the 2016 performance period, a value of $0.78 per 2015 Performance Unit (which was the actual amount accrued for that 2016 performance period), and (iii) for the 2017 performance period, a value of the target value of $1.00 per 2015 Performance Unit.

(7)

The 2014 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2014 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2014 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2014 Performance Units is equal to (i) for the 2014 performance period, a value of $0.58 per 2014 Performance Unit (which was the actual amount accrued for that 2014 performance period), (ii) for 2015 performance period, a value of $2.00 per 2014 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (iii) for the 2016 performance period, a value of $0.78 per 2014 Performance Unit (which was the actual amount accrued for that 2016 performance period).

(8)

Restricted stock awards and stock options provide that in the event of death or disability, any restricted stock awards or stock options will become 100% vested on the date of that death or disability. This table assumes a death or disability on December 30, 2016 and utilizes the closing price of the Common Stock on December 30, 2016 of $25.05 per share in calculating the value of any unvested restricted stock awards or stock options.

(9)

The Performance Unit Plans for 2014, 2015 and 2016 provide that in the event of death or disability, amounts will be paid for any completed plan year periods prior to such death or disability. This table assumes a death or disability on December 30, 2016.

The following table describes the potential payments upon termination or a change of control of the Company, in each case, occurring on the last business day of 2016 (December 30, 2016), for Dr. Mark Griffin, President — Animal Nutrition Division.

Executive Benefits and Payments Upon Termination or Change of Control (1)	Voluntary Termination	Involuntary Not for Cause Termination(2)		For Cause Termination	Involuntary Termination (after a Change of Control)(3)		Death or Disability
Cash Payment	$ 0	$ 325,000	(4)	$ 0	$ 487,500	(4)	$ 0
Health and Life Insurance	$ 0	$ 0		$ 0	$ 0		$ 0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)	$ 0	$ 0		$ 0	$ 452,854	(5)	$ 452,854	(9)
Unvested Deferred 2016 Performance Units	$ 0	$ 0		$ 0	$ 120,467	(6)	$ 33,800	(10)
Unvested Deferred 2015 Performance Units	$ 0	$ 0		$ 0	$ 163,800	(7)	$ 120,467	(10)
Unvested Deferred 2014 Performance Units	$ 0	$ 0		$ 0	$ 134,400	(8)	$ 134,400	(10)
Total:	$ 0	$ 325,000		$ 0	$ 1,359,021		$ 741,521

(1)	For purposes of this analysis, we assumed Dr. Griffin’s current base salary was $325,000.

(2)	Assumes a termination of employment on December 30, 2016. Dr. Griffin’s severance for an involuntary not for cause termination is equal to one times his most recent annual base salary.

(3)

Assumes a termination of employment on December 30, 2016. Dr. Griffin’s severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Dr. Griffin’s employment agreement) is equal to 1.5 times his most recent annual base salary.

(4)	Paid in a lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based unvested stock options and restricted Common Stock awards vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown in the table is equal to the value of any unvested restricted Common Stock awards, assuming that the per share value for unvested Common Stock is $25.05, the closing price of the Company’s common stock on December 30, 2016. Dr. Griffin has no unvested stock options.

(6)

The 2016 Performance Units provide that upon a Change of Control (as defined in the 2015 Incentive Plan) the 2016 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2016 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2016 Performance Units is equal to (i) for the 2016 performance period, a value of $0.78 per 2016 Performance Unit (which was the actual amount accrued for that 2016 performance period), and (ii) for 2017 and 2018 performance periods, a value of the target value of $1.00 per 2016 Performance Unit.

(7)

The 2015 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2015 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2015 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2015 Performance Units is equal to (i) for the 2015 performance period, a value of $2.00 per 2015 Performance Unit (which was the actual amount accrued for that 2015 performance period), (ii) for the 2016 performance period, a value of $0.78 per 2015 Performance Unit (which was the actual amount accrued for that 2016 performance period), and (iii) for the 2017 performance period, a value of the target value of $1.00 per 2015 Performance Unit.

(8)

The 2014 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2014 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2014 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2014 Performance Units is equal to (i) for the 2014 performance period, a value of $0.58 per 2014 Performance Unit (which was the actual amount accrued for that 2014 performance period), (ii) for 2015 performance period, a value of $2.00 per 2014 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (iii) for the 2016 performance period, a value of $0.78 per 2014 Performance Unit (which was the actual amount accrued for that 2016 performance period).

(9)

Restricted stock awards and stock options provide that in the event of death or disability, any restricted stock awards or stock options will become 100% vested on the date of that death or disability. This table assumes a death or disability on December 30, 2016 and utilizes the closing price of the Common Stock on December 30, 2016 of $25.05 per share in calculating the value of any unvested restricted stock awards or stock options.

(10)

The Performance Unit Plans for 2014, 2015 and 2016 provide that in the event of death or disability, amounts will be paid for any completed plan year periods prior to such death or disability. This table assumes a death or disability on December 30, 2016.

The following table describes the potential payments upon termination or a change of control of the Company, in each case, occurring on the last business day of 2016 (December 30, 2016), for Montgomery Deihl, Vice President — Operations.

Executive Benefits and Payments Upon Termination or Change of Control (1)	Voluntary Termination	Involuntary Not for Cause Termination(2)		For Cause Termination	Involuntary Termination (after a Change of Control)(3)		Death or Disability
Cash Payment	$ 0	$ 275,000	(4)	$ 0	$ 412,500	(4)	$ 0
Health and Life Insurance	$ 0	$ 0		$ 0	$ 0		$ 0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)	$ 0	$ 0		$ 0	$ 251,452	(5)	$ 251,452	(9)
Unvested Deferred 2016 Performance Units	$ 0	$ 0		$ 0	$ 76,450	(6)	$ 21,450	(10)
Unvested Deferred 2015 Performance Units	$ 0	$ 0		$ 0	$ 85,050	(7)	$ 62,550	(10)
Unvested Deferred 2014 Performance Units	$ 0	$ 0		$ 0	$ 67,200	(8)	$ 67,200	(10)
Total:	$ 0	$ 275,000		$ 0	$ 892,652		$ 402,652

(1)	For purposes of this analysis, we assumed Mr. Deihl’s current base salary was $275,000.

(2)	Assumes a termination of employment on December 30, 2016. Mr. Deihl’s severance for an involuntary not for cause termination is equal to one times his most recent annual base salary.

(3)

Assumes a termination of employment on December 30, 2015. Mr. Deihl’s severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Mr. Deihl’s employment agreement) is equal to 1.5 times his most recent annual base salary.

(4)	Paid in a lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based unvested stock options and restricted Common Stock awards vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown in the table is equal to the value of any unvested restricted Common Stock awards, assuming that the per share value for unvested Common Stock is $25.05, the closing price of the Company’s common stock on December 30, 2016. Mr. Deihl has no unvested stock options.

(6)

The 2016 Performance Units provide that upon a Change of Control (as defined in the 2015 Incentive Plan) the 2016 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2016 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2016 Performance Units is equal to (i) for the 2016 performance period, a value of $0.78 per 2016 Performance Unit (which was the actual amount accrued for that 2016 performance period), and (ii) for 2017 and 2018 performance periods, a value of the target value of $1.00 per 2016 Performance Unit.

(7)

The 2015 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2015 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2015 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2015 Performance Units is equal to (i) for the 2015 performance period, a value of $2.00 per 2015 Performance Unit (which was the actual amount accrued for that 2015 performance period), (ii) for the 2016 performance period, a value of $0.78 per 2015 Performance Unit (which was the actual amount accrued for that 2016 performance period), and (iii) for the 2017 performance period, a value of the target value of $1.00 per 2015 Performance Unit.

(8)

The 2014 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2014 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2014 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2014 Performance Units is equal to (i) for the 2014 performance period, a value of $0.58 per 2014 Performance Unit (which was the actual amount accrued for that 2014 performance period), (ii) for 2015 performance period, a value of $2.00 per 2014 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (iii) for the 2016 performance period, a value of $0.78 per 2014 Performance Unit (which was the actual amount accrued for that 2016 performance period).

(9)

Restricted stock awards and stock options provide that in the event of death or disability, any restricted stock awards or stock options will become 100% vested on the date of that death or disability. This table assumes a death or disability on December 30, 2016 and utilizes the closing price of the Common Stock on December 30, 2016 of $25.05 per share in calculating the value of any unvested restricted stock awards or stock options.

(10)

The Performance Unit Plans for 2014, 2015 and 2016 provide that in the event of death or disability, amounts will be paid for any completed plan year periods prior to such death or disability. This table assumes a death or disability on December 30, 2016.

COMPENSATION OF DIRECTORS

Directors who are determined to be independent by the Board of Directors are paid fees for services rendered as members of the Board of Directors and its committees. See “Election of Directors — Independent Directors” for the definition of director independence and how this definition is applied.

The compensation of the Board and Board committees is set forth below:

1.     The annual Board retainer for each director is $45,000.

2.     The annual retainer for the Chairman of the Board is $65,000. This retainer is in addition to the annual Board retainer of $45,000.

3.     The annual retainer for service as Chairman of the (i) Compensation Committee and (ii) Corporate Governance and Nominating Committee is $15,000, and the annual retainer for service as Chairman of the Audit Committee is $20,000.

4.     The annual retainer for service as a non-Chairman director on the (i) Audit Committee, (ii) Compensation Committee and (iii) Corporate Governance and Nominating Committee is $7,500.

5.     A fee of $2,000 is paid for each Board meeting attended, either in person or telephonically.

6.     Board committee attendance fees are not paid.

Our independent directors also receive an annual grant under the Company’s 2015 Long-Term Incentive Plan (“2015 Incentive Plan”) in the form of an award of Common Stock valued at $60,000. The number of shares granted to each independent director is determined by dividing $60,000 by the Fair Market Value (as defined in the 2015 Incentive Plan) of the Common Stock on the date of grant. Under the 2015 Incentive Plan, Fair Market Value is defined as the average of the highest and lowest sales price of a share of Common Stock as reported on the NYSE on the date of grant.

The annual dates of grant for these independent director awards are on the dates of the Company’s Annual Meetings of Stockholders. The shares of Common Stock to be granted to the independent directors will vest six months and one day after the date of grant.

Other Cash Fees

The 2015 Incentive Plan also allows independent directors to elect to take all or a portion of their annual retainer fees and meeting and per diem fees in Common Stock in lieu of cash. On or before the last day of each calendar quarter, an independent director may elect to receive a percentage of such fees during the quarterly period immediately following his election date in shares of Common Stock. The number of shares to be received will be determined on the first business day of the month immediately following the completion of such quarterly period by multiplying the amount of the director’s fees for such quarterly period by his elected percentage and dividing that result by the Fair Market Value of the Common Stock on such date.

The following table shows amounts earned by the Company’s independent directors serving in 2016 in connection with their Board or Committee memberships with the Company.

DIRECTOR COMPENSATION
FOR FISCAL YEAR ENDED DECEMBER 31, 2016

Name	Fees earned or paid in cash	Fees paid in stock ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Gary R. Goodwin(3)	$ 161,125	0	$ 60,000	0	0	0	$ 2,903	$ 224,028
David W. Wehlmann(4)	$ 110,500	0	$ 60,000	0	0	0	$ 411	$ 170,911
Dr. Gary L. Allee(5)	$ 103,625	0	$ 60,000	0	0	0	$ 691	$ 164,316
David A. Owen(6)	$ 98,000	0	$ 60,000	0	0	0	$ 320	$ 158,320
Stephen C. Bryan(7)	$ 92,250	0	$ 60,000	0	0	0	$ 1,613	$ 153,863
Michael N. Christodolou(8).	$ 38,537	0	$ 60,000	0	0	0	$ 0	$ 98,537
David H. Clarke(9)	$ 36,662	0	$ 60,000	0	0	0	$ 0	$ 96,662
Gary J. Ermers(10)	$ 53,961	0	$ 0	0	0	0	$ 0	$ 53,962
Paul M. Kearns(11)	$ 50,253	0	$ 0	0	0	0	$ 0	$ 50,253

(1)

These values reflect the aggregate grant date fair value computed in accordance with FASB ASC Table 718 and are based on the Fair Market Value (defined in the 2015 Incentive Plan as the average of the high and the low trading prices of the Common Stock reported on the NYSE on the date of grant) of the Common Stock on the date of grant.

(2)

Consists of Company reimbursed travel expenses, including reimbursement for federal income taxes attributable to such reimbursements, for that director’s spouse accompanying him on Company business trips.

(3)	As of December 31, 2016, Mr. Goodwin held 20,000 Company stock options and 14,329 shares of Common Stock.

(4)	As of December 31, 2016, Mr. Wehlmann held 24,200 Company stock options and 14,527 shares of Common Stock.

(5)	As of December 31, 2016, Dr. Allee held no Company stock options and 36,101 shares of Common Stock.

(6)	As of December 31, 2016, Mr. Owen held 20,000 Company stock options and 23,157 shares of Common Stock.

(7)	As of December 31, 2016, Mr. Bryan held no Company stock options and 10,364 shares of Common Stock.

(8)	As of December 31, 2016, Mr. Christodolou held no Company stock options and 3,171 shares of Common Stock.

(9)	As of December 31, 2016, Mr. Clarke held no Company stock options and 3,171 shares of Common Stock

(10)	Mr. Ermers’ term as a Board member ended on June 28, 2016.

(11)	Mr. Kearns’ term as a Board member ended on June 28, 2016.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	451,221	$ 7.34	955,834
Equity compensation plans not approved by security holders	0	0	0
Total	451,221	$ 7.34	955,834

(1)     Includes options outstanding under the Company’s 2015 Incentive Plan and 2006 Incentive Plan. The Company no longer utilizes the 2006 Incentive Plan although any unexercised and outstanding stock options issued under that plan remain outstanding. The total number of shares of Common Stock available for issuance under the Company’s 2015 Incentive Plan is equal to 1,055,000 shares.

BOARD REVIEW, APPROVAL OR RATIFICATION OF RELATED PARTY TRANSACTIONS

The Company’s Corporate Governance Guidelines (available on the Company’s website at www.omegaprotein.com) provide that prior to any transaction or series of similar transactions, including any indebtedness or guarantee of indebtedness, with a Related Party (defined below) in which the aggregate amount involved is expected to exceed $120,000 in any calendar year (a “Related Party Transaction”), the Board of Directors must review the material facts and approve such transaction. If advance approval is not feasible, then the Board must ratify the Related Party Transaction at its next regularly scheduled meeting or the transaction must be rescinded. In making its determination to approve or ratify a Related Party Transaction, the Board should consider such factors as (i) the extent of the Related Party’s interest in the Related Party Transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the Related Party Transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (iv) the benefit of the Related Party Transaction to the Company, and (v) the aggregate value of the Related Party Transaction.

For purposes of this determination, “Related Party” means:

(a)	Any person who is or was an executive officer, director or nominee for election as a director (since the beginning of the last fiscal year); or

(b)	Any person or group who is a greater than 5% beneficial owner of the Company’s then outstanding voting securities; or

(c)

Any immediate family member of any of the foregoing, which means any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and anyone residing in such person’s home (other than a tenant or employee); or

(d)	Any firm, corporation or other entity in which any of the foregoing persons has a 10% or greater beneficial ownership interest.

The Board did not approve any Related Party Transactions in 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Common Stock to file reports of their beneficial ownership (Forms 3, 4, and 5, and any amendment thereto) with the SEC and the NYSE. Executive officers, directors, and greater- than-10% holders are required to furnish the Company with copies of the forms that they file.

To the Company’s knowledge, all Section 16(a) reports required to be filed by its executive officers, directors, greater-than-10% beneficial owners and other persons subject to Section 16 of the Exchange Act were timely filed in 2016.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, which has served as the Company’s independent registered public accounting firm for more than the past six fiscal years, to conduct an audit, in accordance with generally accepted auditing standards, of the Company’s financial statements for the fiscal year ending December 31, 2017. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire. This selection is being submitted for ratification at the Annual Meeting.

The submission of this matter for ratification by stockholders is not legally required; however, the Board and the Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board and the Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee.

Audit Fees

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2016 and 2015 are set forth below:

	2016	2015
Audit Fees(1)	$ 1,008,925	$ 890,580
Audit-Related Fees(2)	$ 8,000	$ 8,500
Tax Fees	$ 0	$ 0
All Other Fees	$ 0	$ 0
Total	$ 1,016,925	$ 899,080

(1)

Audit fees are fees paid to PricewaterhouseCoopers LLP for professional services related to the audit and quarterly reviews of the Company’s financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees are fees paid to PricewaterhouseCoopers LLP for services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported above under “Audit Fees”.

None of the fees paid to the independent auditors under the categories Audit-Related, Tax and All Other Fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the Sarbanes-Oxley Act.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

In connection with the December 31, 2016 audited financial statements of the Company, the Audit Committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the matters required by the American Institute of Certified Public Accountants Professional Standards AU-C Section 260, as adopted by the Public Company Accounting Oversight Board in Auditing Standards No. 61, and (iii) received the written disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the December 31, 2016 audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or under the Exchange Act and it shall not otherwise be deemed filed with the SEC.

By the Audit Committee of

the Board of Directors,

David W. Wehlmann (Chairman)

Gary R. Goodwin

Michael N. Christodolou

Required Vote

Approval of Proposal 2 will require the approval of a majority of the shares of Common Stock entitled to vote and cast at the Annual Meeting. Unless marked to the contrary, Conforming Proxies on a Proxy Card will be voted FOR Proposal 2.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE PROXY CARD TO VOTE FOR PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs for the Named Executive Officers (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders.”

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under “Compensation Discussion and Analysis for the Year Ended December 31, 2016,” our compensation programs are designed to support the successful recruitment, development and retention of key employees in order to achieve our corporate goals, align management’s interests with those of Company stockholders, and optimize long-term financial returns. Because we believe that employee continuity and retention of institutional knowledge are important corporate goals, we believe that our compensation programs must support the retention of our key employees. Stockholders are encouraged to read the section of this Proxy Statement titled “Compensation Discussion and Analysis for the Year Ended December 31, 2016,” the accompanying compensation tables, and the related narrative disclosure.

Required Vote

Approval of Proposal 3 will require the approval of a majority of the shares of Common Stock entitled to vote and cast at the Annual Meeting. Unless marked to the contrary, Conforming Proxies on a Proxy Card will be voted FOR Proposal 3.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE PROXY CARD TO VOTE FOR PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on whether the advisory vote on executive compensation should be held every one, two or three years (sometimes referred to as “say when on pay”).

The Board believes that a frequency of every year for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote.

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering the frequency of holding future advisory votes on executive compensation.

Required Vote

Approval of Proposal 4 will require the approval of the plurality of the votes cast. As a result, the alternative receiving the greatest number of votes—every year, every two years or every three years—will be considered by our Board of Directors to be the stockholder’s preference, as expressed on an advisory basis, of the frequency of holding such advisory votes on executive compensation. Unless marked to the contrary, Conforming Proxies on a Proxy Card will be voted for ONE YEAR in Proposal 4.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE PROXY CARD TO VOTE FOR ONE YEAR IN PROPOSAL 4.

OTHER MATTERS

The Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If, however, other matters are properly brought before the Annual Meeting for action by the stockholders, then the enclosed Proxy Card gives discretionary authority to the persons named therein to act in accordance with instructions from the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, stockholder proposals must be received by the Company no later than January 5, 2018 to be considered for inclusion in the Company’s proxy statement relating to the 2018 Annual Meeting of Stockholders or, if the Company changes the date of the 2018 Annual Meeting by more than 30 days from the date of the 2017 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2018 Annual Meeting of Stockholders.

In addition, pursuant to our Bylaws, stockholders may submit proposals to be presented at the 2018 Annual Meeting of Stockholders of the Company (whether or not to be included in the Company’s proxy statement) upon timely notice. A timely notice must be made in writing, contain the information required by our Bylaws and be received by the Secretary of the Company not earlier than the close of business on the 210th calendar day, nor later than the close of business on the 120th calendar day, immediately before the first anniversary of the date of the 2017 Annual Meeting of Stockholders. However, in the event that the date of the 2018 Annual Meeting is advanced more than 30 calendar days before, or delayed more than 30 calendar days after, such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th calendar day before such annual meeting or the 10th calendar day following the day on which public announcement of a meeting date is first made by the Company. For information regarding the nomination of director candidates, please see “Corporate Governance and Nominating Committee” on page [16] of this Proxy Statement.

Stockholder proposals must be mailed to Omega Protein Corporation, to the attention of the Corporate Secretary, 2105 City West Boulevard, Suite 500, Houston, Texas 77042.

DISSENTER’S RIGHTS

Under Nevada law, there are no dissenter’s rights available to our stockholders in connection with any of the matters which are being submitted to a vote of our stockholders at the Annual Meeting.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2016 containing audited financial statements for 2016 is being mailed with this Proxy Statement and the Proxy Card to all stockholders of record.

THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, TO INTERESTED STOCKHOLDERS ON REQUEST. THE COMPANY WILL ALSO FURNISH TO ANY SUCH PERSON ON REQUEST ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT. REQUESTS FOR COPIES SHOULD BE DIRECTED TO JOHN D. HELD, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, OMEGA PROTEIN CORPORATION, 2105 CITY WEST BOULEVARD, SUITE 500, HOUSTON, TEXAS 77042.

By Order of the Board of Directors,

/s/ John D. Held

JOHN D. HELD

Executive Vice President

General Counsel and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

OMEGA PROTEIN CORPORATION

June 29, 2017

YOUR VOTE IS IMPORTANT. PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders for the fiscal year ended December 31, 2016 are available at http://www.astproxyportal.com/ast/03646/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20203030400000001000 5 062917

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Dr. Celeste A. Clark
○ David A. Owen

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends you vote FOR proposals 2 and 3 and 1 YEAR in proposal 4.

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 2017	☐	☐	☐
3. ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "1 YEAR" IN PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please complete, sign and promptly mail this Proxy in the enclosed envelope.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

OMEGA PROTEIN CORPORATION

June 29, 2017

PROXY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT. PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

If you vote by Internet or by telephone, you do NOT need to mail back your Proxy Card. Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your Proxy Card.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders for the fiscal year ended December 31, 2016 are available at http://www.astproxyportal.com/ast/03646/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20203030400000001000 5 062917

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF DIRECTORS:

NOMINEES:
- ☐ FOR ALL NOMINEES — ○ Dr. Celeste A. Clark; ○ David A. Owen
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends you vote FOR proposals 2 and 3 and 1 YEAR in proposal 4.

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 2017	☐	☐	☐
3. ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
4. ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "1 YEAR" IN PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please complete, sign and promptly mail this Proxy in the enclosed envelope.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

OMEGA PROTEIN CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Bret D. Scholtes, Andrew C. Johannesen and John D. Held and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Omega Protein Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held at Hotel Granduca, 1080 Uptown Park Boulevard, Houston, Texas 77056 on June 29, 2017 or at any adjournment or postponement thereof, as follows:

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "1 YEAR" IN PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned stockholder further hereby ratifies all that the said proxies may do by virtue hereof. If any nominee named on the reverse side is unable to serve or for good cause will not serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.

The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement dated April 28, 2017 and the Annual Report to Stockholders furnished in connection therewith.

(Continued and to be signed on the reverse side)

1.1

14475